                                                                      EXHIBIT 99
================================================================================





                                 $225,000,000

                           REVOLVING CREDIT LINE AND
                            GUARANTEE REIMBURSEMENT
                                   AGREEMENT

                           Dated as of June 26, 1995

                                     Among



                           HOST MARRIOTT CORPORATION

                                 as Borrower,

                          MARRIOTT INTERNATIONAL, INC.

                                  as Lender,

                                      and

                            Certain Subsidiaries of
                           Host Marriott Corporation

                                 as Guarantors





================================================================================

                               TABLE OF CONTENTS

ARTICLE I:  DEFINITIONS AND ACCOUNTING TERMS.......................................................  1
    1.1.  Certain Defined Terms....................................................................  1
    1.2.  Computation of Time Periods..............................................................  1
    1.3.  Accounting Terms.........................................................................  2
    1.4.  Section References.......................................................................  2

ARTICLE II:  AMOUNTS AND TERMS OF THE ADVANCES.....................................................  2
    2.1.  Advances.................................................................................  2
    2.2.  Making the Regular Advances..............................................................  2
    2.3.  The Commitment and the Available Commitment..............................................  3
    2.4.  Repayment of the Advances at Maturity....................................................  3
    2.5.  Prepayments..............................................................................  4
    2.6.  Interest.................................................................................  5
    2.7.  Commitment and Marriott International Guarantee Fee......................................  5
    2.8.  Payments and Computations................................................................  6
    2.9.  Taxes....................................................................................  6
    2.10.  Use of Proceeds.........................................................................  7
    2.11.  Evidence of Indebtedness................................................................  8
    2.12. Letter of Credit Reserve and Letter of Credit Fundings...................................  9

ARTICLE III:  CONDITIONS PRECEDENT................................................................. 10
    3.1.  Conditions Precedent to Effectiveness.................................................... 10
    3.2.  Condition Precedent to Each Regular Advance.............................................. 10

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES........................................................ 11
    4.1.  Organization............................................................................. 11
    4.2.  Compliance with Laws..................................................................... 11
    4.3.  Approvals................................................................................ 11
    4.4.  Legal Effect............................................................................. 12
    4.5.  Compliance with Environmental Laws....................................................... 12
    4.6.  Financial Statements..................................................................... 12
    4.7.  Litigation............................................................................... 12
    4.8.  Tax Returns.............................................................................. 12
    4.9.  No Default............................................................................... 12
    4.10.  Accuracy of Information. ............................................................... 13

ARTICLE V:  COVENANTS.............................................................................. 13
    5.1.  Affirmative Covenants.................................................................... 13
          (a)  Required Hospitality Group Distributions............................................ 13
          (b)  Compliance with Laws, Etc........................................................... 13
          (c)  Maintenance of Insurance............................................................ 13
          (d)  Preservation of Corporate Existence, Etc............................................ 14
          (e)  Inspection Rights................................................................... 14
          (f)  Keeping of Books.................................................................... 14
          (g)  Maintenance of Properties, Etc...................................................... 14

          (h)  Reporting Requirements.............................................................. 14
          (i)  Cash Management System.............................................................. 14
          (j)  Delivery of Specified Asset to Host LaJolla, Inc.................................... 15
    5.2.  Negative Covenants during Revolving Credit Period........................................ 15
          (a)  Indebtedness........................................................................ 15
          (b)  Liens .............................................................................. 16
          (c)  Guarantees.......................................................................... 16
          (d)  Restricted Payments and Investments................................................. 17
          (e)  Sales, Etc. of Assets............................................................... 18
          (f)  New Equity and Preferred Stock...................................................... 18
          (g)  Prepayments, Etc. of Indebtedness................................................... 19
          (h)  Mergers, Etc. ...................................................................... 19
          (i)  Change in Nature of Business........................................................ 19
          (j)  Charter Amendments.................................................................. 19
          (k)  Accounting Changes.................................................................. 19
          (l)  Compliance with Hospitality Group Indentures........................................ 19
          (m)  Hospitality Group Distribution Restrictions......................................... 19
          (n)  Exemption for Point Clear Hotel..................................................... 20
    5.3.  Release of Certain Negative Covenants ................................................... 20
          (a)  Prepayments......................................................................... 20
          (b)  Certain Restricted Payments......................................................... 20
          (c)  Investment of Certain Distributions in Unrestricted Subsidiaries.................... 20
    5.4.  Additional Covenants Pertaining to Certain Specified Subsidiaries and Assets ............ 21
    5.5.  Covenants pertaining to Acquisitions Group .............................................. 21
          (a)  Acquisitions Group Capital Stock.................................................... 21
          (b)  Sales, Dispositions, and Financings of Acquisitions Group Assets.................... 21
          (c)  Dividends........................................................................... 22
          (d)  Investments and Guarantees.......................................................... 22
          (e)  Transactions with Affiliates........................................................ 23
          (f)  HMCAP Facilities Provisions......................................................... 23
    5.6.  Host Marriott Travel Plazas, Inc......................................................... 26
    5.7.  Taxes, Etc............................................................................... 26

ARTICLE VI:  EVENTS OF DEFAULT AND REMEDIES........................................................ 28
    6.1.  Events of Default........................................................................ 28
    6.2.  Remedies................................................................................. 30
    6.3.  Marriott International May Perform....................................................... 30

ARTICLE VII:  SECURITY............................................................................. 31
    7.1.  Pledge of the Pledged Shares............................................................. 31
    7.2.  Additional Pledged Subsidiaries.......................................................... 31
    7.3.  Release of Pledged Collateral............................................................ 32
    7.4.  Delivery of, and Subsequent Changes Affecting, the Pledged Shares........................ 32
    7.5.  Supplements, Further Assurances.......................................................... 33
    7.6.  Voting Rights; Dividends; Etc. .......................................................... 33
    7.7.  Marriott International Appointed Attorney-In-Fact ....................................... 35

    7.8.  Marriott International May Perform....................................................... 35
    7.9.  Reasonable Care ......................................................................... 36
    7.10. Remedies Upon Default.................................................................... 36
    7.11. Application of Proceeds.................................................................. 37
    7.12. Recording, Etc........................................................................... 38
    7.13. Termination ............................................................................. 38
    7.14. Continuing Security Interest............................................................. 38

ARTICLE VIII:  GUARANTEE OF INDEBTEDNESS INCURRED HEREUNDER ....................................... 39
    8.1.  Guarantee................................................................................ 39
    8.2.  Notation of Guarantee; Execution and Delivery of Guarantee............................... 40
    8.3.  Guarantor May Sell Assets on Certain Terms............................................... 40
    8.4.  Guarantee by Acquisitions................................................................ 40

ARTICLE IX:  MISCELLANEOUS......................................................................... 41
    9.1.  Amendments, Etc.......................................................................... 41
    9.2.  Notices, Etc............................................................................. 41
    9.3.  No Waiver; Remedies...................................................................... 41
    9.4.  Costs; Expenses.......................................................................... 42
    9.5.  Right of Set-off......................................................................... 42
    9.6.  Binding Effect; Assignment............................................................... 43
    9.7.  Governing Law ........................................................................... 43
    9.8.  Execution in Counterparts................................................................ 44
    9.9.  Confidentiality.......................................................................... 44
    9.10. Entire Agreement......................................................................... 44
    9.11. Severability Clause...................................................................... 44
    9.12. Legal Enforceability by Marriott International........................................... 44
    9.13. Descriptive Headings..................................................................... 44
    9.14. Exhibits ................................................................................ 44
    9.15. Time of the Essence...................................................................... 45

EXHIBIT A  DEFINED TERMS...........................................................................A-1

EXHIBIT B  FORM OF PROMISSORY NOTE.................................................................B-1

EXHIBIT C  FORM OF NOTICE OF BORROWING.............................................................C-1

EXHIBIT D  FORM OF OPINION OF COUNSEL..............................................................D-1

EXHIBIT E  REPORTING REQUIREMENTS .................................................................E-1

EXHIBIT F  ORGANIZATIONAL STRUCTURE................................................................F-1

SCHEDULE 2.12    RESERVED LETTERS OF CREDIT .......................................................1-1

                           REVOLVING CREDIT LINE AND
                       GUARANTEE REIMBURSEMENT AGREEMENT


     Revolving Credit Line and Guarantee Reimbursement Agreement (this "Agreement") dated as of June 26, 1995 between Host Marriott Corporation, a Delaware corporation ("Host Marriott"), as borrower, Marriott International, Inc., a Delaware corporation, as lender, and certain Subsidiaries of Host Marriott signatory to this Agreement, as guarantors. Capitalized terms used in this Agreement are described in Article I.


                                   RECITALS:

     Whereas, certain of the parties hereto, are party to a Line of Credit and Guarantee Reimbursement Agreement dated as of October 8, 1993, as amended by Amendment No. 1 dated as of January 19, 1994, Amendment No. 2 dated as of October 4, 1994, and Amendment No. 3 dated as of November 29, 1994 (as so amended, the "Existing Agreement"), which, among other things, provides (1) a $630 million revolving line of credit for use by Host Marriott and certain of its Subsidiaries which, by its terms and under certain circumstances could remain outstanding until 2008, and (2) a means to reimburse Marriott International for any fundings by it under certain guarantees entered into for the benefit of Host Marriott and its subsidiaries; and

     Whereas, Marriott International's commitment to fund the revolving line of credit under the Existing Agreement will be automatically extinguished if and when certain Subsidiaries of Host Marriott use the proceeds of two bond offerings to redeem all outstanding "Exchange Bonds," as defined in the Existing Agreement; and

     Whereas, Marriott International is willing to enter into a new $225 million three year credit facility with Host Marriott under the terms and conditions set forth below, including the transfer of the aforementioned guarantee reimbursement provisions to this agreement and the elimination of the Existing Agreement.

     Now, therefore, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows, effective as of first date on which all of the conditions specified in
Section 3.1 have been satisfied:


                 ARTICLE I:  DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Certain Defined Terms. As used in this Agreement, the terms listed in Exhibit A attached hereto shall have the meanings set forth therein (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     SECTION 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" means "to but excluding."

     SECTION 1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     SECTION 1.4. Section References. Unless otherwise specified, any numbered article, section or paragraph references herein refer to articles, sections or paragraphs, as the case may be, of this Agreement.


                ARTICLE II:  AMOUNTS AND TERMS OF THE ADVANCES

     SECTION  2.1.  Advances.

          (a) Regular Advances. Marriott International agrees, on the terms and conditions hereinafter set forth, and so long as no Default or Event of Default has occurred and is continuing, to make advances (each, a "Regular Advance") to Host Marriott from time to time on any Business Day during the Commitment Term, provided, that no such advance shall exceed the amount of the then Available Commitment less the amount of the Letter of Credit Reserve. Each Regular Advance shall be in an amount of $1,000,000 or an integral multiple of $1,000,000 (or, if less, in an amount equal to the then Available Commitment less the Letter of Credit Reserve). Within the limits of the Available Commitment less the Letter of Credit Reserve, Host Marriott may borrow under this Section 2.1(a) (in accordance with the provisions of Section 2.2), prepay pursuant to Section 2.5 and (during the Commitment Term) re-borrow under this Section 2.1(a).

          (b) Guarantee Advances. In addition to the Regular Advances, each funding (if any) by Marriott International pursuant to any Marriott International Guarantee and each funding by Marriott International of FF&E reserve balances pursuant to Section 4.02.A.1 of the FF&E Reserve Agreement shall also constitute a deemed advance hereunder by Marriott International to Host Marriott (a "Guarantee Advance") effective as of the date of funding (regardless of (1) whether such funding occurs during the Commitment Term or (2) the existence or amount of either the Commitment or the Available Commitment on such date). Marriott International shall give notice to Host Marriott of the date and amount of any deemed advances under this Section 2.1(b), provided, that the failure to provide such notice shall not affect Host Marriott's obligations with respect to such deemed advances hereunder. In addition to the foregoing, each Letter of Credit Funding under Section 2.12(b) hereof shall also constitute a deemed advance hereunder by Marriott International to Host Marriott effective as of the date of funding and shall constitute a "Guaranty Advance" for all purposes under this Agreement.

     SECTION  2.2.  Making the Regular Advances.

          (a) Each Regular Advance shall be made on notice, given not later than 3:00 P.M. (Washington, D.C. time) on the fifth (5th) Business Day prior to the date of the proposed Regular Advance by Host Marriott to Marriott International. Each such notice of a Regular Advance (a "Notice of Borrowing") shall be delivered in writing by hand, messenger, overnight courier, telex or telecopier in substantially the form of Exhibit C hereto, specifying therein the (i) date of such Regular Advance, (ii) aggregate principal amount of such Regular Advance, (iii) use of the proceeds of such Regular Advance and the provision(s) of Section 2.10 pursuant to which Host Marriott is entitled to request such Regular Advance, and (iv) wire transfer information for the account established by Host Marriott into which the Regular Advance is to be deposited. Marriott International shall make each Regular Advance available to Host Marriott not later than 3:00 P.M. (New York City time) on the date set forth in the Notice of Borrowing by wiring such Regular Advance to the account specified in the Notice of Borrowing. Notwithstanding the foregoing, Host Marriott may borrow up to $25,000,000 on as little as two (2) Business Days' prior notice, provided that for any Regular Advance with less than five (5) Business Days' prior notice, Marriott International may deduct from the proceeds of such Advance a fee equal to four (4) days' interest on such Regular Advance calculated at a rate equal to the difference between LIBOR and the Prime Rate of interest as published in The Wall Street Journal on the date of the Notice of Borrowing, to compensate Marriott International for the costs of funding such Regular Advance on short notice.

          (b) Each Notice of Borrowing shall be irrevocable and binding on Host Marriott. In the event that Host Marriott does not accept a Regular Advance specified in a Notice of Host Marriott for any reason, it shall reimburse Marriott International for any and all out of pocket costs that Marriott International incurs in obtaining the funds for such Regular Advance.

     SECTION  2.3.  The Commitment and the Available Commitment.

          (a) The Commitment and Commitment Reductions. The Commitment shall terminate on the Commitment Termination Date. Host Marriott shall have the right, upon at least five Business Days' notice to Marriott International, to terminate in whole or reduce in part the Commitment.

          (b) The Available Commitment. At any given time during the Commitment Term, the "Available Commitment" shall consist of the Commitment as then in effect, as reduced by the aggregate principal amount of all Regular Advances and Guarantee Advances occurring prior to such time, and as increased by the aggregate principal amount of all repayments (whether mandatory or optional) of Regular Advances and Guarantee Advances occurring prior to such time; provided, however, that if the Available Commitment (calculated as set forth above) minus the amount of the Letter of Credit Reserve is less than or equal to zero, no further Regular Advances will be permitted until the Available Commitment (calculated as set forth above) minus the amount of the Letter of Credit Reserve is again positive and Regular Advances may again be made pursuant to Sections 2.1(a) and 2.2.

     SECTION 2.4. Repayment of the Advances at Maturity. The Advances shall mature, and the outstanding principal amount of such Advances, together with accrued and unpaid interest thereon, shall be due and payable (to the extent not repaid earlier under any other provision of this Agreement) on the Commitment Termination Date.

     SECTION  2.5.  Prepayments.

          (a) Mandatory Prepayments.

              (1) During any period in which any Advance is outstanding, not later than forty-five (45) days after the end of each Fiscal Quarter, Host Marriott shall prepay, and the Subsidiary Guarantors shall cause Host Marriott to prepay, any outstanding Advances in an amount equal to the lesser of (A) the Net Cash Flow of the Parent Group, determined on a Combined basis, for such Fiscal Quarter, or (B) the aggregate outstanding amount of principal and accrued interest on all Advances; provided, however, that Host Marriott may reduce the prepayment required by this paragraph by the amount necessary to allow Host Marriott to maintain an aggregate cash and Cash Equivalent reserve of up to $25,000,000.

              (2) Host Marriott shall also make prepayments out of the Net Proceeds of asset sales, and the issuance of Indebtedness, common stock, preferred stock or other Equity Interests within five (5) Business Days of receipt of such proceeds to the extent required by the applicable provisions of Section 5.2.

          (b) Optional Prepayments. Host Marriott may at its option prepay outstanding principal on the Advances in whole or in part, upon at least five
(5) Business Day's notice to Marriott International stating the proposed date and aggregate principal amount of the prepayment and if such notice is given Host Marriott shall prepay the outstanding principal amount of the Advances in accordance with such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and, in the event any prepayment shall be made on any day other than on the last day of the Fiscal Period, Host Marriott shall reimburse Marriott International in respect thereof pursuant to
Section 9.4(c). Prepayments of principal under this paragraph shall be applied:
(1) first, to any outstanding Guaranty Advances, and (2) second, to any outstanding Regular Advances.

          (c) Prepayments of Pledged Collateral Proceeds. Any Pledged Collateral Proceeds which are applied to repay Advances in accordance with Section 7.8(d) or Section 7.9 shall be treated as mandatory prepayments under this Section 2.5, and Advances shall be deemed to be due and payable to the extent of such prepayment upon the date such Pledged Collateral Proceeds were received by Marriott International (or in the case of a foreclosure under Section 7.8(d), the date on which the notice (and concurrent delivery of the relevant appraisal(s)) is provided to Host Marriott as specified thereunder).

          (d) Application of Prepayments.  Prepayments under paragraphs (a) and
(c) of this Section 2.5 shall be applied in the following order: (1) first, to any accrued but unpaid interest on the outstanding Guaranty Advances; (2) second, to any accrued but unpaid interest on the outstanding Regular Advances;
(3) third, to the outstanding principal amount of any Guarantee Advances, until all outstanding Guaranty Advances have been fully repaid; and (4) finally, to the outstanding principal amount of any Regular Advances, until all outstanding Regular Advances have been fully repaid.

          (e) Effect of Prepayments.  Prepayments of Advances under this Section
2.5 shall have no effect on the Commitment, but will, pursuant to and subject to the provisions of Section 2.3(a), increase the Available Commitment.

     SECTION  2.6.  Interest.

          (a) Accrual and Payment of Interest. Host Marriott shall pay Marriott International interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid. Interest on Advances shall accrue daily at a rate per annum equal to the sum of (i) LIBOR, as such rate is determined for each Fiscal Period on the last Business Day of the prior Fiscal Period plus (ii) the applicable LIBOR Spread for each day of such Fiscal Period. Interest on each Advance shall be payable in cash (1) in arrears on the first Business Day of each Fiscal Period, (2) on the date of any prepayment made pursuant to Section 2.5 (with respect to the amount of such prepayment), (3) on the Commitment Termination Date, and (4) on any other date on which all or any portion of such Advance becomes due hereunder (with respect to the principal amount then due) (each, an "Interest Payment Date").

          (b) Default Interest. After the occurrence and during the continuance of an Event of Default, all Advances shall bear interest at a rate per annum equal to the rate specified in paragraph (a) above plus two percent (2%) per annum. In addition, any overdue interest on any Advance and any fees and other amounts payable hereunder that are not paid when due, shall bear interest, payable on demand, at a rate per annum equal to the rate specified in paragraph
(a) above plus two percent (2%) per annum.

          (c) Limitation on Interest.   Notwithstanding anything to the contrary
set forth in this Agreement (including, without limitation, Section 2.1(c) or this Section 2.6), interest hereunder shall in no event exceed the maximum rate of interest permitted to be charged under the laws of the state specified in the "Governing Law" provision of this Agreement, or other governing law, if applicable, and the amount of interest hereunder shall be automatically reduced as necessary in order to cause such interest to comply with such laws. If it shall be determined at any time that any amount was paid or received hereunder as interest which, if treated in its entirety as interest, would have resulted in payment of interest at a rate which would have exceeded the maximum rate permitted by applicable law, then (1) the amount by which the interest paid exceeds that maximum amount then permitted by applicable law shall be deemed to have been applied and shall be applied in payment of the then outstanding principal amount of Guarantee Advances, and Regular Advances, in that order, and
(2) all subsequent payments of interest shall be appropriately adjusted.

     SECTION 2.7. Commitment and Marriott International Guarantee Fee. Host Marriott shall pay to Marriott International a Commitment and Marriott International Guarantee Fee, calculated as set forth below. The fee is payable in arrears not later than five (5) Business Days after (i) the last day of each Fiscal Quarter during both the Revolving Credit Period and the Residual Credit Period, and (ii) the Commitment Termination Date (each, a "Fee Payment Date"), in each case for the period (the "Fee Period") beginning on the last Fee Payment Date (or, for the first Fee Period, the Closing Date) and ending on the day prior to such Fee Payment Date. The fee payable with respect to each Fee Period shall be equal to: (x) the average daily balance during such Fee Period of (1) the Available Commitment, with respect to each Fee Period ending prior to the Commitment Termination Date, or (2) the Marriott International Guarantee Exposure, with respect to each Fee Period beginning on or after the Commitment Termination Date, multiplied by (y) five eighths of one percent (5/8%) for any Fee Payment Date prior to June 26, 1997 (or, if earlier, the Commitment Termination Date), and thereafter one percent (1%), multiplied by (z) a fraction, the numerator of which is the number of days during such Fee Period and the denominator of which is 360. The fee provided in this Section shall be fully earned when due and non-refundable upon payment.

     SECTION  2.8.  Payments and Computations.

          (a) Host Marriott shall make each payment hereunder not later than 10:00 A.M. (Bethesda, Maryland time) on the day when due in United States dollars to Marriott International in same day funds.

          (b) All computations of interest shall be made by Marriott International on the basis of a year of 360 days for the actual number of days occurring in the Fiscal Period for which such interest is payable. Each determination by Marriott International of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall instead be due and payable on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the interest or fee payable, as the case may be.

     SECTION  2.9.  Taxes.

          (a) Any and all payments by or on behalf of Host Marriott hereunder or any related documents shall be made in accordance with Section 2.8, free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on or measured by net income or alternative minimum taxable income or taxable assets in lieu of income which are imposed on Marriott International by the United States, any state or foreign jurisdiction or political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Host Marriott shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to Marriott International, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) Marriott International receives an amount equal to the sum it would have received had no such deductions been made, (ii) Host Marriott shall make such deductions and (iii) Host Marriott shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, Host Marriott agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

          (c) Host Marriott will indemnify Marriott International for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.9) paid by Marriott International and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This payment shall be made within 30 days from the date Marriott International makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes, Host Marriott will furnish to Marriott International at the address referred to in Section 9.2, appropriate evidence of payment thereof.

          (e) If Host Marriott shall be required to make any additional payments pursuant to this Section 2.9, and if Marriott International is able, in its sole opinion, to claim any credit, deduction, offset, allowance, reduction in net tax payable or other similar tax benefit by reason of such payment, Marriott International shall promptly reimburse Host Marriott for the amount of such benefit upon making such claim (or, in the case of a refund, upon receipt of such refund).

          (f) If Host Marriott shall be required to make any additional payments pursuant to this Section 2.9, Marriott International will reasonably consider (consistent with its internal policy and legal and regulatory restrictions) requests by Host Marriott to change the jurisdiction of its lending office or make such other changes, if the making of such changes would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue and would not, in the reasonable judgement of Marriott International, be otherwise disadvantageous to Marriott International.

          (g) Without prejudice to the survival of any other agreement of Host Marriott hereunder, the agreements and obligations of Host Marriott contained in this Section 2.9 shall survive the payment in full of principal and interest hereunder.

     SECTION 2.10. Use of Proceeds. The proceeds of the Regular Advances shall not be used (and each Host Marriott Party agrees that such proceeds will not be used) for any purpose other than:

          (a) mandatory payments of principal and interest on Subject Recourse Indebtedness of the Parent Group when such principal or interest is due under the terms of such Indebtedness;

          (b) interest due on Advances hereunder;

          (c) payments under Subject Guarantees of the Parent Group when due under the terms of such Subject Guarantees;

          (d) payments under any Permitted Host Marriott HMCAP Guarantee in an aggregate amount not to exceed (for all such Permitted Host Marriott HMCAP Guarantees) the lesser of (i) $46 million or (ii) 20% of the then remaining principal balance under the HMCAP Facility (or, as the case may be, any Replacement HMCAP Facility which is beneficiary of the Permitted Host Marriott HMCAP Guarantee) on the date of any determination under this paragraph (without giving effect to any repayments under the HMCAP Facility or such Replacement HMCAP Facility, as the case may be, after the occurrence of an event of default thereunder from sources other than the proceeds of Regular Advances), it being the intention of the parties that the direct and indirect support that this Agreement may provide for the Permitted Host Marriott HMCAP Guarantee shall in no event exceed such amount;

          (e) any funding by a Host Marriott Group Member of FF&E reserve balances under the FF&E Reserve Agreement;

          (f) payment of interest and principal when due under the terms of the Philadelphia Convention Center Mortgage from Marriott International;

          (g) to provide up to $50,000,000 of general working capital for the Parent Group, provided that such general working capital shall in no event be used directly or indirectly to fund either (i) discretionary Capital Expenditures or other discretionary Investments or (ii) working capital requirements of any Acquisitions Group Member, any Hospitality Group Member, or any other Person who is not a Parent Group Member;

          (h) Capital Expenditures and Investments approved in advance in writing by Marriott International, such approval to be granted or withheld at Marriott International's sole discretion;

          (i) any Letter of Credit Funding pursuant to Section 2.12(b); and

          (j) Repayment in full of the outstanding principal amount of all outstanding "Advances" as defined in the "Existing Agreement" together with all accrued and unpaid interest thereon, all fees payable in respect thereof and all other amounts payable thereunder on the Closing Date for the purpose of satisfying the condition set forth in Section 3.1(d).

     SECTION 2.11. Evidence of Indebtedness. Advances shall be evidenced by the Note. The amount of each Advance by Marriott International and repayments of principal by Host Marriott shall be recorded by Marriott International at the time of the making thereof on the schedule annexed to the Note. The failure of Marriott International to properly record information relating to any Advance shall in no way limit the obligations of Host Marriott with respect to such Advance.

     SECTION 2.12. Letter of Credit Reserve and Letter of Credit Fundings. In order to assist the Host Marriott Group in replacing or otherwise maintaining certain third party letters of credit used in the businesses of the Host Marriott Group, Host Marriott, each other Host Marriott Party, and Marriott International agree to reserve up to $84,000,000 of the Available Commitment through the Commitment Termination Date (the "Letter of Credit Reserve") exclusively for the funding of Reserved Letters of Credit upon the terms and conditions set forth below:

          (a) Reserved Letters of Credit. Each letter of credit issued by one or more financial institutions (individually or collectively with respect to a letter of credit, the "L.C. Bank") which supports an industrial revenue bond obligation set forth on Schedule 2.12 hereto and does not exceed the face amount set forth on such schedule plus any required accrued interest shall constitute a "Reserved Letter of Credit". The amount of the Letter of Credit Reserve shall at any given time prior to the Commitment Termination Date equal the aggregate face amount of all Reserved Letters of Credit, as decreased by the amount of each Letter of Credit Funding which has occurred prior to such time (as defined below).

          (b) Letter of Credit Fundings. If at any time prior to the Commitment Termination Date an L.C. Bank has given Marriott International (1) written notice of an event giving rise to a drawing under the terms of a Reserved Letter of Credit or any other event specified as giving rise to a funding under this
Section 2.12 in the agreement among Host Marriott, Marriott International, the L.C. Bank, and, in certain cases, other Host Marriott Group Members or Affiliates, which have entered into an agreement with respect to such Letter of Credit (the "L.C. Bank Agreement"), and (2) a written request for such funding which satisfies the terms of such L.C. Bank Agreement, then so long as no Event of Default has occurred and is continuing, Marriott International will on behalf of Host Marriott and in accordance with the terms of the applicable L.C. Bank Agreement, pay to the L.C. Bank, not later than the fifth Business Day following receipt of such notice and request, an amount not to exceed the lesser of the then Available Commitment and the applicable amount shown on Schedule 1. Each such payment (a "Letter of Credit Funding") shall constitute a Guaranty Advance for all purposes hereunder and, accordingly, shall fully satisfy Marriott International's obligations to make Advances under Article II of this Agreement with respect to that portion of the Available Commitment which is equal to the amount of such Letter of Credit Funding. Letter of Credit Fundings are not subject to the notice and timing provisions of Section 2.2, and shall not, with respect to any Reserved Letter of Credit, exceed in the aggregate the applicable amount shown Schedule 1.

          (c) Consent of Guarantors. Each of the Guarantors hereby consents to each and every L.C. Bank Agreement which is entered into by Host Marriott, irrevocably waives any objection to any such L.C. Bank Agreement, and agrees that each such L.C. Bank Agreement will be subject to all of the benefits of this Section 2.12, in each case regardless of whether or not any of the Guarantors is made party to any such L.C. Bank Agreement. The provisions of this paragraph are and are intended to be self-operative, and shall in no event require any further written agreement or consent by any of the Guarantors.

                      ARTICLE III:  CONDITIONS PRECEDENT

     SECTION 3.1. Conditions Precedent to Effectiveness. This Agreement, and the obligation of Marriott International to make Advances hereunder shall be subject to the following conditions precedent:

          (a) Marriott International shall have received an original Note signed by Host Marriott, counterparts of this Agreement and each of the Security Documents signed by each of the parties hereto and thereto, and the certificates and/or instruments representing or evidencing the Pledged Shares;

          (b) Marriott International shall have received from Host Marriott a certificate which is subject to the representation and warranty set forth in
Section 4.10 which describes the principal assets of each Pledged Subsidiary, the ownership of each Specified Asset, and any other Person's ownership interest in such assets or Specified Assets;


          (c) Marriott International shall have received an opinion of counsel for Host Marriott, which may be in-house counsel, dated the Closing Date and substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as Marriott International may reasonably request;

          (d) Marriott International shall have received evidence, prior to or simultaneously with the satisfaction of all other conditions set forth in this
Section 3.1, that the Borrower shall have (i) repaid in full the outstanding principal amount of each of the outstanding "Advances" as defined in the "Existing Agreement" together with all accrued and unpaid interest thereon, all fees payable in respect thereof and all other amounts payable thereunder and
(ii) canceled the "Commitment" as defined therein; and

          (e) Marriott International shall have received all documents that it may reasonably request relating to the existence of Host Marriott, the corporate authority for and the validity of this Agreement, the Host Marriott Parties and their assets, and any other matters relevant hereto, all in form and substance satisfactory to Marriott International.

     SECTION 3.2. Condition Precedent to Each Regular Advance. The obligation of Marriott International to make any Regular Advance (including the initial Advance) shall be subject to the condition precedent that, on the date of such Regular Advance:

          (a) the following statements shall be true (and the delivery of a Notice of Borrowing and the acceptance by Host Marriott of the proceeds of such Regular Advance shall each constitute a representation and warranty by Host Marriott that on the date of such Regular Advance such statements are true):

              (i) The representations and warranties contained in Article IV are correct on and as of the date of such Regular Advance, before and after giving effect to such Regular Advance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such Regular Advance; and

              (ii) No event has occurred and is continuing, or would result from such Regular Advance or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.


                  ARTICLE IV:  REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. Organization. Each Host Marriott Party represents and warrants that it is a corporation or partnership (as the case may be) duly organized, validly existing and (if a corporation) in good standing under the laws of the jurisdiction of its formation and (if a corporation) is duly qualified and in good standing as a foreign corporation (to the extent required) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify and has all requisite corporate or partnership power and authority (as the case may be) to own or lease and operate its properties and to carry on its business as now conducted, except where the failure to so qualify or be licensed or to have any such power and authority would not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.2. Compliance with Laws. Each Host Marriott Party represents and warrants that the execution, delivery and performance of this Agreement by such Party is within its corporate or partnership powers, has been duly authorized by all necessary corporate or partnership action and does not (i) contravene such Party's charter or by-laws or partnership agreement (as the case may be), (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding on such Party (except for such violations which do not, in the aggregate, have a Material Adverse Effect) or any material portion of its property, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Host Marriott Group Member or any of their properties (except for such conflicts, breaches and defaults which do not, in the aggregate, have a Material Adverse Effect) or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Host Marriott Group Member, except for the Liens provided for in Article Seven hereof.

     SECTION 4.3. Approvals. Each Host Marriott Party represents and warrants that, to the best of its knowledge, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance of this Agreement by any Host Marriott Party.

     SECTION 4.4. Legal Effect. Each Host Marriott Party represents and warrants that this Agreement has been duly executed and delivered by such Party and is the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

     SECTION 4.5. Compliance with Environmental Laws. Each Host Marriott Party represents and warrants that, to the best of its knowledge, it has complied with all Environmental Laws, except for any noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.6. Financial Statements. Host Marriott represents and warrants that it has heretofore furnished to Marriott International a consolidated balance sheet of Host Marriott and its Subsidiaries as at December 30, 1994 and the related consolidated statement of operations, shareholders' equity and cash flows of Host Marriott and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen LLP. All such financial statements are complete and correct and fairly present the consolidated financial condition of Host Marriott and its Subsidiaries as at said date and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP. There has been no Material Adverse Change since December 30, 1994. Notwithstanding the foregoing, any subsequent change in the foregoing financial statements that may be required by GAAP but which does not reflect a Material Adverse Change or a material misstatement of underlying fact shall not, in and of itself, render the representation and warranty set forth in this paragraph incorrect with respect to any remaking of representations and warranties pursuant to Article III.

     SECTION 4.7. Litigation. Each Host Marriott Party represents and warrants that as of the Closing Date there is no pending or, to the best of its knowledge, threatened action or proceeding affecting any Host Marriott Group Member before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect this Agreement or the Notes or the transactions contemplated hereby.

     SECTION  4.8.  Tax Returns.   Each Host Marriott Party represents and
warrants that each Host Marriott Group Member has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Parent Group or the Host Marriott Group.

     SECTION  4.9.  No Default.   Each Host Marriott Party represents and
warrants that (a) there exists no Default or Event of Default, and (b) as of the Closing Date, no Host Marriott Group Member is in default under any agreement pertaining to Indebtedness of such Member, except for any such defaults which will not, in the aggregate, have a Material Adverse Effect. Notwithstanding the foregoing, any remaking of the representation and warranty set forth in this paragraph pursuant to Article III shall not apply to (A) any Acquisitions Group Member so long as the HMCAP Facility (or any Replacement HMCAP Facility which benefits from a Permitted Host Marriott HMCAP Guarantee) remains in place and until the aggregate amount of Regular Advances incurred by Host Marriott to fund any Permitted Host Marriott HMCAP Guarantee equals the amount specified in Section 2.10(d), or (B) any Reserved Letter of Credit or any Host Marriott reimbursement obligation with respect thereto.

     SECTION  4.10.  Accuracy of Information.   No information, exhibit or
report furnished by Host Marriott to Marriott International in connection with the execution of this Agreement contained any untrue statement of a material fact or, to the best of Host Marriott's knowledge, omitted to state a material fact necessary to make the statements made therein taken as a whole, in each case in the light of the circumstances under and the time at which they were made, not misleading.


                             ARTICLE V:  COVENANTS

     SECTION 5.1. Affirmative Covenants. At all times during the Revolving Credit Period and the Residual Credit Period, Host Marriott shall, unless Marriott International otherwise consents in writing:

          (a) Required Hospitality Group Distributions. If, on the last Business Day of any Fiscal Quarter, (A) an Advance is outstanding hereunder, or (B) any scheduled payment of principal on any Recourse Indebtedness of any Parent Group Member will occur within the next six (6) calendar months, cause the Hospitality Group to distribute to Host Marriott within the next forty-five (45) days (or seventy-five (75) days, if the Fiscal Quarter in question is the fourth Fiscal Quarter) the lesser of:

              (1) The maximum amount then permitted to be distributed by the Hospitality Group under the Hospitality Group Indentures; and

              (2) The aggregate principal amount of all Advances and scheduled payments on Recourse Indebtedness described in the first clause of this
     Section 5.1(a).

Any distribution required by this Section 5.1(a) (each, a "Required Hospitality Group Distribution") shall (x) be in the form of a cash dividend to the maximum extent then permitted under the Hospitality Group Indentures, and (y) otherwise be in the form of a repayable advance from the applicable Subsidiary(ies) to Host Marriott.

          (b) Compliance with Laws, Etc. Cause each Host Marriott Group Member to comply, in all material respects, with all applicable laws, rules, regulations and orders (including, without limitation, all applicable Environmental Laws).

          (c) Maintenance of Insurance. Cause each Host Marriott Group Member to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Host Marriott Group Members operate; provided, that with respect to any lodging or senior living facility, insurance meeting the requirements of an operating agreement with

Marriott International or one of its subsidiaries pertaining to such facility shall automatically be deemed to satisfy this paragraph.

          (d) Preservation of Corporate Existence, Etc. Cause each Host Marriott Group Member to preserve and maintain its corporate or partnership existence, rights (charter and statutory) and franchises, except as permitted by Sections 5.2(f) and 5.2(i); provided that neither Host Marriott nor any of its Subsidiaries shall be required to preserve the corporate existence of any Subsidiary of Host Marriott (other than a Host Marriott Party) or any right or franchise of Host Marriott or any of its Subsidiaries if, in each case, the loss thereof would not reasonably be expected to have a Material Adverse Effect.

          (e) Inspection Rights. At any reasonable time during normal business hours and upon the reasonable request of Marriott International, permit Marriott International or its agents or representatives to examine the records and books of account of, make copies thereof, and visit the properties of any Host Marriott Group Member, and to discuss the affairs, finances and accounts of any Host Marriott Group Member with any of their officers or directors or partners (as the case may be).

          (f) Keeping of Books. Cause each Host Marriott Group Member to keep proper books of record and account, in which appropriate entries that are correct in all material respects shall be made in accordance with GAAP.

          (g) Maintenance of Properties, Etc. Cause each Host Marriott Group Member to maintain and preserve all of its respective material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and make from time to time all necessary or desirable repairs, replacements, renewals, additions or improvements to such properties.

          (h) Reporting Requirements. From and after the Closing Date, furnish to Marriott International each report, statement, calculation, certificate. or other document or item of information specified in Exhibit E, in each case within the time specified therein. Host Marriott represents and warrants that each such report, statement, calculation, certificate, other document, and item of information, is true, correct, and complete in all material respects as of the date specified therein, or if no such date is specified, as of the date delivered to Marriott International.

          (i) Cash Management System. At any time at which the cash management system of any two or more Host Marriott Group Members results in cash of a Parent Group Member being held by or for the benefit of a Hospitality Group Member or an Acquisitions Group Member (a "Concentration Account Holder") for any period of time in one or more accounts (each, a "Concentration Account"):
(1) if a Concentration Account Holder grants a Lien to any Person in any Concentration Account in which cash of a Parent Group Member is being or would be held, Host Marriott shall first establish a separate cash concentration system for Parent Group Members, with a Parent Group Member as the Concentration Account Holder for the applicable Concentration Accounts, which system shall be reasonably acceptable to Marriott International; and (2) upon the occurrence and during the continuance of a Default or Event of Default hereunder Host

Marriott shall cause either or both, at Marriott International's option, of the following to occur: (x) each Concentration Account Holder shall settle all Concentration Accounts, and each Host Marriott Group Member shall cause the corresponding cash payments to be made, on at least a weekly basis; or (y) Host Marriott shall establish a separate cash concentration system for Parent Group Members, with a Parent Group Member as the Concentration Account Holder for the applicable Concentration Accounts, which system shall be reasonably acceptable to Marriott International.

          (j) Delivery of Specified Asset to Host LaJolla, Inc.. Host Marriott shall not later than August 26, 1995 deliver, or cause to be delivered, to Host LaJolla, Inc. free and clear title to limited partnership interests representing a 36% aggregate interest in Times Square Marquis Hotel, L.P.

     SECTION 5.2. Negative Covenants during Revolving Credit Period. At all times during the Revolving Credit Period, Host Marriott shall:

          (a) Indebtedness.

              (1) Except as otherwise provided in clause (2) below, not permit any Parent Group Member to create, incur or assume, or otherwise become liable with respect to (collectively, "incur") any Indebtedness after the Closing Date, unless the Net Proceeds of such incurrence are first used to repay outstanding Advances, if any, or repay or otherwise reserve for Parent Group Subject Recourse Indebtedness, if any, with a Stated Maturity of not later than six months from the date of such incurrence, and thereafter (i) any residual proceeds of such Indebtedness are reinvested in Host Marriott or a Pledged Subsidiary. Any repayment of Advances pursuant to the foregoing sentence shall take place not later than five (5) Business Days after receipt of such Net Proceeds. The parties acknowledge and agree that this paragraph does not prohibit either Existing Indebtedness and, subject to the foregoing use of proceeds requirement, Refinancing Indebtedness.

              (2) Notwithstanding the foregoing, any Parent Group Member may incur the following Indebtedness, which shall not be subject to the provisions of the foregoing paragraph:

                  (A) Non-Recourse Purchase Money Indebtedness to fund Permitted Investments in Host Marriott or a Pledged Subsidiary, provided that the principal amount of such Indebtedness does not exceed 70% of the Fair Market Value of the Subject Assets, as determined on the basis of a then-current appraisal;

                  (B) Guarantees permitted under Section 5.2(c) hereof;

                  (C) Intercompany Indebtedness of any Parent Group Member owing to any other Parent Group Member incurred in the ordinary course of business;

                  (D) Indebtedness owing to any officer, director or employee of any Host Marriott Group Member incurred in the ordinary course of business as presently conducted pursuant to any Host Marriott Group employee benefit plan.

          (b) Liens. Not at any time create, incur, assume, permit or suffer to exist any Lien of any character on or with respect to any of the assets of any Parent Group Member, other than (A) Permitted Liens, and (B) Liens incurred in the ordinary course of business which do not secure Indebtedness.

          (c) Guarantees. Not create, incur or assume, or permit any Guarantee by any Parent Group Member other than:

              (1) Guarantees in effect on the date hereof, including the Guarantees under Article Eight, excluding the Host Marriott Guarantee under the initial HMCAP Facility unless such Guarantee is otherwise permitted under paragraph (3)(iv) below;

              (2) any Replacement Guarantee where the Maximum Guarantee Exposure of Parent Group Members under such Replacement Guarantee does not exceed the greater of (i) the Maximum Guarantee Exposure of Parent Group Members under the Replaced Guarantee, or (ii) twenty percent (20%) of the aggregate principal amount of the Indebtedness Guaranteed by such Replacement Guarantee.

              (3) (i) so long as Host Marriott Travel Plazas, Inc. is a Host Marriott Group Member, any new Guarantee of obligations of a disadvantaged business enterprise in connection with a Host Travel Plaza contract ("DBE Guarantees").


                     (ii) any new Guarantee of Parent Group Non-Recourse
              Indebtedness secured by lodging or senior living service properties owned by a Member of the Parent Group and any new Guarantee which supports a Guarantee by Host Marriott Hospitality, Inc. or HMH Properties, Inc. of Non-Recourse Indebtedness secured by lodging or senior living service properties owned by a Member of the Hospitality Group, in each case where (v) the Maximum Guarantee Exposure of Parent Group Members under such new Guarantee does not exceed 20% of the principal amount of the Indebtedness Guaranteed thereby, (w) the principal amount of the Indebtedness Guaranteed thereby does not exceed 70% of the Fair Market Value of the Subject Assets, as determined on the basis of a then-current appraisal, (x) in the case of a Guarantee supporting a Guarantee by Hospitality, the Parent Group Guarantee can only be drawn upon in the event that Hospitality fails to perform on its Guarantee, (y) such Guarantee is entered into in connection with a Parent Group or, in the case of a Guarantee described in clause (x) only, a Hospitality Group, asset sale or financing that is permitted under this Agreement, and (z) such Guarantee is not a Foreclosure Guarantee.

                     (iii) any new Guarantee of Acquisitions Group Indebtedness where (y) the Maximum Guarantee Exposure of Parent Group Members under such new Guarantee does not exceed 20% of the principal amount of the Indebtedness Guaranteed thereby, and (z) the principal amount of the Indebtedness Guaranteed thereby does not exceed 70% of the Fair Market Value of the Subject Assets, as determined on the basis of a then-current appraisal.

                     (iv) Prior to the HMCAP Release Date, Permitted Host
              Marriott HMCAP Guarantees with an aggregate Maximum Guarantee Exposure of not more than $230,000,000, plus accrued and unpaid interest and fees under the HMCAP Facility or Replacement HMCAP Facility, as the case may be, and reasonable refinancing costs.

                     (v) Notwithstanding the foregoing, the aggregate Maximum
              Guarantee Exposure of Parent Group Members under all Guarantees permitted by clauses (i), (ii) and (iii) of this Section 5.2(c)(3) may not exceed $104,000,000 at any time.

              (4) Any new Foreclosure Guarantee entered into by a Parent Group Member in connection with an asset sale or financing permitted under this Agreement.

              (5)  Operational Guarantees.

          (d) Restricted Payments and Investments. Not at any time permit any Parent Group Member to make any Restricted Payment or Investment other than the following:

              (1)  Permitted Investments.

              (2) dividends on Host Marriott's Series A Cumulative Convertible Preferred Stock which is issued and outstanding on the Closing Date to the extent that such dividends are required or permitted under the instruments governing such Series A Cumulative Convertible Preferred Stock.

              (3) dividends to the extent of net earnings on Host Marriott's common stock in an amount not to exceed $.07 per share (adjusted for any split or combination of such stock after the Closing Date) in each Fiscal Quarter.

              (4) dividends on any Equity Interest issued by a Parent Group Member in accordance with Section 5.2(g) at an effective annual dividend rate per annum consistent with market terms for similar Equity Interests of comparable issuers as determined at the time of issuance.

              (5) repurchases of the capital stock of any Host Marriott Group Member in connection with employee compensation arrangements in the ordinary course of business and, if any Advances are then outstanding, in an aggregate amount not exceeding, in any Fiscal Year, the aggregate amount of cash proceeds received by any Host Marriott Group Member in connection with any issuance of capital stock to employees during such Fiscal Year.

              (6) any repurchase of odd lot holdings of Host Marriott common stock for the purpose of reducing such holdings, provided that the aggregate amount of all purchases made pursuant to this paragraph during the Revolving Credit Period does not exceed $2,000,000.

              (7) Capital Expenditures and Investments in the Host/Travel Plazas Business and other Lines of Business approved in advance in writing by Marriott International, such approval to be granted or withheld at Marriott International's sole discretion.

          (e) Sales, Etc. of Assets. Not permit any Restricted Asset Sale by any Parent Group Member unless (1) the assets that are subject to such Restricted Asset Sale are sold for at least Fair Market Value, as determined by the Board of Directors of such Member in good faith; (2) except in the case of sales of restaurants, the cash proceeds received (or if in connection with a like-kind exchange held in trust for the benefit of such Parent Group Member) in any such Restricted Asset Sale are not less than 75% (or, solely in the case of idle land sales, 50% determined on an aggregate basis) of the value of all consideration received in such asset sale (provided, that the cash proceeds at closing may be less than 75% (but at least 50%) of such consideration so long as either (i) there are then no outstanding Advances, or (ii) the sum of cash proceeds received (or if in connection with a like-kind exchange held in trust) at closing plus cash actually received within one year after closing from payments on or monetization of securities received at closing totals at least 75% of total consideration); and (3) the Net Proceeds of such Restricted Asset Sale are first used to repay outstanding Advances, if any, or repay or otherwise reserve for Parent Group Subject Recourse Indebtedness, if any, with a Stated Maturity of not later than six months from the date of such incurrence, and thereafter (i) any residual proceeds of any Restricted Asset Sale are reinvested in Host Marriott or a Pledged Subsidiary. Any repayment of Advances pursuant to the foregoing sentence shall take place not later than five (5) Business Days after receipt of such Net Proceeds.

          (f) New Equity and Preferred Stock. Not permit any Parent Group Member to issue, authorize the issuance of, or permit the issuance by any Parent Group Member of any Equity Interest (other than Host Marriott Common Stock) or preferred stock after the Closing Date, unless the Net Proceeds of such issuance are first used to repay outstanding Advances, if any, or repay or otherwise reserve for Parent Group Subject Recourse Indebtedness, if any, with a Stated Maturity of not later than six months from the date of such incurrence, and thereafter (i) any residual proceeds of an issuance are reinvested in Host Marriott or a Pledged Subsidiary. Any repayment of Advances pursuant to the foregoing sentence shall take place not later than five (5) Business Days after receipt of such Net Proceeds.

          (g) Prepayments, Etc. of Indebtedness. Not permit any Parent Group Member to prepay, redeem, purchase, defease or otherwise satisfy prior to the Stated Maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than (i) prepayments made in connection with the incurrence of Refinancing Indebtedness, (ii) prepayments of the Advances, (iii) prepayments of Indebtedness in connection with a permitted asset disposition, and (iv) prepayments of Recourse Indebtedness which matures or is otherwise due within 12 months for the purpose of retiring such Indebtedness.

          (h) Mergers, Etc. Not make or permit any merger with or into, or consolidation with or into, or transfer or disposal of all or any substantial portion of the assets, or transfer or disposal of any asset or group of assets essential to the businesses of Parent Group as presently conducted, of or by any Parent Group Member, to any Person, except that: (1) any Parent Group Member other than Host Marriott or a Pledged Subsidiary may merge or consolidate with or into or transfer all or substantially all of its assets to Host Marriott or any Parent Group Member other than a Pledged Subsidiary; (2) any Pledged Subsidiary other than a Specified Subsidiary may merge or consolidate with or into or transfer all or substantially all of its assets to another Pledged Subsidiary (other than a Specified Subsidiary); and (3) any Parent Group Member, may sell or "invest" (within the meaning of the definition of Investments) any of its assets for fair value to the extent permitted by Sections 5.2(d), 5.2(e) and 5.5.

          (i) Change in Nature of Business.   Not fail to carry on and conduct
the Parent Group's Lines of Business, other than the Host/Travel Plazas Business, in a substantially similar manner and in substantially the same fields as such Lines of Business are being carried on the Closing Date.

          (j) Charter Amendments. Not amend, or permit any amendment of the certificate of incorporation, bylaws, or partnership agreement (as applicable) of any Host Marriott Group Member, except amendments or modifications that would not have a Material Adverse Effect on (i) Host Marriott or the Parent Group,
(ii) the rights and remedies of Marriott International hereunder, or (iii) the ability of any Host Marriott Party to perform its obligations hereunder.


          (k) Accounting Changes. Not make or permit any Host Marriott Group Member to make or permit, any change in accounting policies, except as permitted by GAAP.

          (l) Compliance with Hospitality Group Indentures. Not take, permit, or suffer to exist any action or condition which would cause a default or event of default under either the Hospitality Group Indentures.

          (m) Hospitality Group Distribution Restrictions. Not permit any Member of the Hospitality Group, through an amendment to a Hospitality Group Indenture or otherwise, to enter into any agreement or arrangement that creates a restriction on the ability of any Hospitality Group Member to (i) pay dividends or make any other distributions with respect to its capital stock to any Hospitality Group Member holding such capital stock, (ii) pay any Indebtedness owed by such Hospitality Group Member to or any other Hospitality Group Member or (iii) make loans or advances to Hospitality, except, in each case, to the extent such restrictions are presently set forth in the Hospitality Group Indentures.

          (n) Exemption for Point Clear Hotel. Notwithstanding the foregoing, the provisions of this Section 5.2 and Section 5.3 below shall not apply to Indebtedness, Liens, Guarantees, Investments, or Restricted Payments approved in advance by Marriott International in connection with a Parent Group Investment in the Marriott Grand Hotel in Point Clear, Alabama.

     SECTION  5.3.  Release of Certain Negative Covenants.  Notwithstanding
Section 5.2, at any time during the Revolving Credit Period at which (1) there are no Advances outstanding hereunder, (2) Parent Group has fully reserved for Parent Group Recourse Indebtedness which matures or is otherwise due and payable within six (6) calendar months, and (3) no Event of Default has occurred and is continuing:

          (a) Prepayments. The restrictions on prepayments of Indebtedness of the Parent Group set forth in Section 5.2(g) shall be released.

          (b) Certain Restricted Payments. At such time as the conditions set forth in clauses (1), (2) and (3) above have been met, the Parent Group may make Restricted Payments which are not otherwise permitted under either Section 5.2(d) or any other provision of this Section 5.3 in an amount which does not exceed the Restricted Payment Basket; provided that, as a result of such payment, there are no outstanding Advances hereunder, and provided further that if at the end of any Fiscal Year, Restricted Payments during such Fiscal Year exceed the Restricted Payment Basket for each Fiscal Quarter during such year in which the conditions set forth in clauses (1) and (2) above were met, then no further Restricted Payments may be made pursuant to this paragraph until such time as the cumulative Restricted Payment Basket for all Fiscal Quarters in which the conditions set forth in clauses (1) and (2) above were met equals or exceeds the amount of all Restricted Payments that have been made since the Closing Date.

          (c) Investment of Certain Distributions in Unrestricted Subsidiaries. If Host Marriott receives an equity distribution from the Acquisitions Group or the Hospitality Group at a time at which all of the conditions set forth in clauses (1), (2) and (3) above are satisfied, then Host Marriott may make an Investment not to exceed the amount of such distribution in an Unrestricted Subsidiary, provided that clauses (1), (2) and (3) will continue to be satisfied after making such Investment.

Notwithstanding any earlier release under this Section 5.3, the provisions of this Section shall have no effect at any subsequent time at which any of the requirements of clauses (1), (2) and (3) above are no longer satisfied.

     SECTION 5.4. Additional Covenants Pertaining to Certain Specified Subsidiaries and Assets. The Host Marriott Parties shall not at any time: (a) sell, transfer, or otherwise dispose of (or otherwise permit the sale, transfer or disposition to any Person of) the capital stock of any Specified Subsidiary or any interests of the Parent Group in the Atlanta Lenox, New York East Side, and New York Marquis Marriott Hotels and all assets directly related thereto (including, without limitation, any interest in Times Square Marquis Hotel, L.P. or East Side Hotel Associates, L.P.); (b) create, incur, assume, permit or suffer to exist any Lien of any character on or with respect to any of the Pledged Shares of the Specified Subsidiaries other than Permitted Liens, (c) create, incur, assume, permit or suffer to exist any Lien of any character on or with respect to any of the Specified Assets other than Liens described in Sections (1), (2), (5), (6), (7), or (9) of the definition of Permitted Liens; (d) make or permit any merger with or into any Specified Subsidiary, consolidation with or into any Specified Subsidiary, or transfer or disposal of all or any substantial portion of the assets of any Specified Subsidiary; or (e) permit any distribution from HMH HPT Courtyard, Inc. to any Parent unless such distribution is reinvested in Host Marriott or a Pledged Subsidiary. Without limiting the generality of the foregoing, this paragraph is expressly intended to prohibit Liens in favor of, transfers to, and consolidations with or into other Host Marriott Group Members (including other Pledged Subsidiaries).

     SECTION 5.5. Covenants pertaining to Acquisitions Group. At all times until the Acquisitions Release Date:

          (a) Acquisitions Group Capital Stock.

              (1) Host Marriott shall at all times prior to the Acquisitions Release Date own directly 100% of (and not dispose of any of) the capital stock of Acquisitions.

              (2) Host Marriott and Acquisitions shall not create, incur, assume, permit or suffer to exist any Lien of any character on or with respect to any of the Capital Stock of Acquisitions. Host Marriott and Acquisitions shall not create, incur, assume, permit or suffer to exist any Lien of any character on or with respect to any of the capital stock of any other Acquisitions Group Member other than Liens which secure Indebtedness for Borrowed Money of any Acquisitions Group Member.

          (b) Sales, Dispositions, and Financings of Acquisitions Group Assets. Host Marriott and Acquisitions shall not permit the Acquisitions Group to sell, transfer, otherwise dispose of, or finance, whether in a single transaction or a series of related transactions, (A) any common stock, preferred stock, or Equity Interest owned by any Acquisitions Group Member, or (B) any other asset or property of the Acquisitions Group, unless (x) the Net Proceeds received by the Acquisitions Group are either reinvested in the Acquisitions Group or distributed by dividend to Host Marriott, and (y) in the case of any sale, transfer or disposition, such assets are disposed of for fair value. For purposes of this Section 5.4(b), "reinvested in the Acquisitions Group" includes repayments of Indebtedness of Acquisitions Group Members and Investments and Capital Expenditures permitted under subsections (1) and (2) of Section 5.5(d).

          (c) Dividends. Host Marriott and Acquisitions shall not permit any Acquisitions Group Member to declare or make any dividend payment or other distribution of assets, properties, cash, rights or obligations or securities on account of any shares of any class of capital stock of, or other ownership interest in, any Acquisitions Group Member to any Person other than the Parent of such Acquisitions Group Member, unless such dividend is paid pro-rata on the basis of the equity ownership of such Acquisitions Group Member to all Persons who hold capital stock, partnership interests, or venture interests, as the case may be, in such Acquisitions Group Member.

          (d) Investments and Guarantees.

              (1) Host Marriott and Acquisitions shall not permit any Acquisitions Group Member to make any Capital Expenditures or Investments other than:

                  (A) Investments in Cash Equivalents;

                  (B) Investments or Capital Expenditures in any Acquisitions Group Member or any Guarantor (other than any person who becomes a Guarantor pursuant to Section 8.5(d));

                  (C) Investments or Capital Expenditures in any asset or property which is (or will be as a result of such Investment or Capital Expenditure) wholly-owned by the Acquisitions Group or a Guarantor (other than any person who becomes a Guarantor pursuant to Section 8.5(d)); or

                  (D) Other Investments or Capital Expenditures which do not, in the aggregate, exceed an amount equal to (i) $25,000,000 plus (ii) the aggregate amount of any distributions received from Investments made pursuant to this paragraph (D).

              (2) Host Marriott and Acquisitions also shall not permit any Acquisitions Group Member to make any Capital Expenditure or Investment (other than Investments in Cash Equivalents), whether or not permitted by
     Section 5.5(d)(1), unless such Capital Expenditure or Investment (i) is consistent with the Acquisition's stated investment objective that "[t]he Company expects to use the proceeds from the Offering for acquisition of lodging properties or related assets," (ii) supports the ongoing businesses of the Acquisitions Group at the time such Investment or Capital Expenditure is made, or (iii) is otherwise consistent with the description of the Host Marriott Group's business in the "BUSINESS AND PROPERTIES" section of Host Marriott's Annual Report on Form 10-K for the fiscal year ended December 30, 1994.

              (3) Host Marriott and Acquisitions shall not permit any Acquisitions Group Member to enter into any Guarantee other than (A) a Guarantee of the Indebtedness of another Acquisitions Group Member or (B) a Guarantee which replaces all liabilities of Marriott International under an existing Guarantee of Marriott International.

             (4) Except to the extent of any recourse which is permitted under
     Section 5.2(c), Host Marriott and Acquisitions shall cause any instrument evidencing any Indebtedness of any Acquisitions Group Member with a principal amount, or Guarantee Exposure, as the case may be, in excess of $1,000,000 to contain an unqualified statement that neither Host Marriott nor any of its subsidiaries, other than the applicable Acquisitions Group Member(s), is liable thereon.

          (e) Transactions with Affiliates. Host Marriott and Acquisitions shall cause each Acquisitions Group Member to conduct all transactions otherwise permitted under this Agreement with any Affiliate of any Acquisitions Group Member on Commercially Reasonable Terms. For purposes of this paragraph, "Commercially Reasonable Terms" means, (i) if applicable, on terms comparable to those afforded generally by Host Marriott Group Members to parties that are not Affiliates, or (ii) in all other cases, on terms which are commercially reasonable from the standpoint of the applicable Acquisitions Group Member (including a requirement that any goods or services provided are to be paid for on a timely basis at an amount in excess of the provider's variable cost). Marriott International acknowledges that this Section 5.5(e) is only intended to apply to transactions between Acquisitions Group Members and other Host Marriott Group Members or Affiliates who are not members of the Acquisitions Group, and accordingly is not intended to apply to transactions solely among Acquisitions Group Members.

          (f) HMCAP Facilities Provisions.

              (1) HMCAP Facilities Covenants. Host Marriott and Acquisitions shall, at all times prior to the HMCAP Release Date, comply, and cause HMCAP and each other Member of the Host Marriott Group which is a party to the HMCAP Facility or any Replacement HMCAP Facility to comply, with all of the affirmative and negative covenants of the HMCAP Facility and any Replacement HMCAP Facility, as the case may be, as such covenants may be duly waived, modified or amended from time to time by the lenders or holders under the HMCAP Facility or any Replacement HMCAP Facility for so long as such waiver, modification or amendment is effective. In furtherance and not in limitation of the foregoing, the following covenants and events of default shall be deemed to be incorporated herein by reference to the same extent as if fully set forth herein, in each case with such modifications as would be necessary to make Marriott International, rather than the lenders under the applicable credit facility, the beneficiary thereof:

                   (A) for so long as the HMCAP Facility or any Replacement HMCAP Facility is in effect, each of the covenants and events of default under such facility(ies), as in effect from time to time, which are most closely analogous to those set forth in Sections 7, 8 and 9.12 of the Credit Agreement under the Initial HMCAP Facility and Sections 12 and 13 of Host Marriott Guaranty under the Initial HMCAP Facility (including without limitation any covenants which may be added after the date of the Initial HMCAP Facility, whether such covenants take the form of covenants or events of default), in each case as such covenants or events of default may be duly waived, modified or amended from time to time by the lenders or holders under such facility(ies) for so long as such waiver, modification or amendment is effective; or

                   (B) If neither the HMCAP Facility nor any Replacement HMCAP Facility remains in effect but the Acquisitions Release Date has not occurred, each of the covenants and events of default set forth in Sections 7, 8 and 9.12 of the Credit Agreement under the Initial HMCAP Facility and Sections 12 and 13 of the Host Marriott Guaranty under the Initial HMCAP Facility.

     Notwithstanding the foregoing, no provision of, or incorporated by reference in, this Section 5.5(f)(1) which pertains to Host Marriott or any Acquisitions Group Member or the property of any Acquisitions Group Member shall give rise to an Event of Default hereunder until such time as all payments under Permitted Host Marriott HMCAP Guarantees which are made from the proceeds of Regular Advances exceed in the aggregate the amount specified in Section 2.10(d).

              (2) Acquisitions Group Indebtedness. Host Marriott and Acquisitions shall not at any time prior to the Acquisitions Release Date permit any Acquisitions Group Member to create, incur or assume, or otherwise become liable with respect to (collectively, "incur") any Indebtedness other than

                   (A) Indebtedness incurred pursuant to the HMCAP Facilities and any Replacement HMCAP Facility, provided that unless all Permitted Host Marriott HMCAP Guarantees are terminated as a result of the Replacement HMCAP Facility the aggregate principal amount outstanding under all Replacement HMCAP Facilities may not at any time exceed (i) the aggregate principal amount of Indebtedness under the HMCAP Facility that was Replaced thereby (determined at the time of such Replacement and including for this purpose any available but unutilized portion(s) of up to $10,000,000 in aggregate working capital facilities under the HMCAP Facility and/or any Replacement HMCAP Facilities) as reduced by any permanent principal repayment made from any source other than the proceeds of a Replacement HMCAP Facility plus (ii) accrued and unpaid interest and fees thereunder and other reasonable refinancing costs, and provided further that each such HMCAP Facility or Replacement HMCAP Facility shall require that interest thereunder accrue and be due and payable in full no less often than annually;

                   (B) Unsecured subordinated Indebtedness of Acquisitions or HMCAP in an aggregate principal amount not to exceed $150,000,000 and on terms and conditions approved in advance in writing by Marriott International. Provided further that the holders of such Indebtedness shall have entered into a subordination agreement acceptable to Marriott International whereby, among other things, such Indebtedness is fully subordinated to (1) all payments, due or previously deferred, to Marriott International or any of its subsidiaries relating to its role as manager or operator for an Acquisitions Group Member (including without limitation payment of management fees and any other amounts due) and (2) payments by Acquisitions or HMCAP, as applicable to

          Host Marriott (whether in the form of a dividend, a repayment of advances, or otherwise) in an aggregate amount equal to all payments made by Host Marriott under any Permitted Host Marriott HMCAP Guarantee, together with interest thereon.

                   (C) Intercompany Indebtedness of any Acquisitions Group Member owing to any other Acquisitions Group Member or Host Marriott incurred in the ordinary course of business;

                   (D) Indebtedness owing to any officer, director or employee of any Acquisitions Group Member incurred in the ordinary course of business as presently conducted pursuant to any Host Marriott Group employee benefit plan;

                   (E) Interest Swap Obligations related to the HMCAP Facility or any Replacement HMCAP Facility;

                   (F) Capitalized leases of equipment and machinery (including telephone equipment, computer hardware and software, other office equipment and vehicles) used in connection with the operation of a hotel property incurred in the ordinary course of business the proceeds of which are not used, directly or indirectly, to purchase land or hotels; and

                   (G) Other Indebtedness incurred by Acquisitions Group Members in the ordinary course of business for working capital and capital expenditures to maintain existing hotels in an aggregate outstanding principal amount not to exceed $10,000,000 the proceeds of which are not used, directly or indirectly, to purchase land or hotels;

     provided, that the aggregate principal amount of all Indebtedness under clauses (A) and (B) above may not at any time exceed $380,000,000 plus accrued and unpaid interest and fees thereunder, and reasonable refinancing costs.

              (3) Indemnification for Subordinated Management Fees. Host Marriott hereby unconditionally agrees to indemnify Marriott International and its Subsidiaries for any fee which would otherwise be payable under a Marriott International Operating Agreement by an Acquisitions Group Member which at such time owns or leases the applicable lodging property, but which fee is not then paid as a result of any Management Subordination Agreement under the HMCAP Facility or any similar agreement under any Replacement HMCAP Facility. Accordingly, Host Marriott hereby further agrees and makes the irrevocable direction to Marriott International that, if Host Marriott does not pay Marriott International or its applicable Subsidiary an amount equal to such fee within five (5) Business Days after receipt of an invoice therefor, such amount shall constitute a deemed Advance under Section 2.1(b) and shall further constitute a Guarantee Advance for all purposes hereunder as of the date such amount would have otherwise been payable under the applicable Marriott International Operating Agreement. To the extent that an Acquisitions Group Member subsequently pays any such fee to Marriott International or its applicable Subsidiary, the amount of such payment shall be treated as a prepayment under Section 2.5(b) as of the date of such payment. Notwithstanding the foregoing, in the event that the Available Commitment is insufficient to make any Regular Advance requested for the purpose specified in Section 2.10(d), the Available Commitment shall, solely for the purpose of determining the availability of such Regular Advance under Section 2.1(a), be deemed to be increased by the lesser of (i) that portion of such Advance which will be used for the purpose specified in Section 2.10(d) and (ii) the excess, if any, of (x) all deemed Advances under this Section 5.5(f)(4) over (y) the sum of all deemed prepayments under this Section 5.5(f)(4) and all amounts by which the Available Commitment was previously deemed increased pursuant to this sentence.

              (4) Funding of Permitted Host Marriott HMCAP Guarantee Payments. Host Marriott covenants and agrees that if and when it makes or is required to make any payment under any Permitted Host Marriott HMCAP Guarantee (an "HMCAP Guarantee Payment"), it will, to the extent of the then Available Commitment and the limitation on amount set forth in Section 2.10(d), obtain a Regular Advance to fund such HMCAP Guarantee Payment, regardless of whether Host Marriott has any other source of funds therefore. Marriott International hereby waives the minimum dollar amount set forth in Section 2.1(a) with respect to any Regular Advance mandated by the foregoing sentence. If Host Marriott cannot satisfy the minimum notice requirements under Section 2.2(a) for a Regular Advance mandated by this paragraph, Host Marriott shall nonetheless submit a Notice of Borrowing not later than the date of such HMCAP Guarantee Payment for a Regular Advance in the amount of such HMCAP Guarantee Payment, such Advance to be made not later than the fifth (5th) Business Day following such HMCAP Guarantee Payment. The fact that such Regular Advance will occur after the associated HMCAP Guarantee Payment will in no event prevent Section 2.10(d) from being applicable to such Advance.

     SECTION 5.6. Host Marriott Travel Plazas, Inc. Nothing in this Agreement shall be deemed to prohibit any sale, dividend, spin-off or other distribution by the Host Marriott Group of all or substantially all of the capital stock of Host Marriott Travel Plazas, Inc.; provided that any sale shall comply with the provisions of Section 5.2(e). In the event of a conflict between this Section
5.5 and any other section of this Agreement, this Section 5.5 shall control.

     SECTION 5.7. Taxes, Etc. At all times during the Revolving Credit Period and the Residual Credit Period:

          (a) Host Marriott shall cause each Host Marriott Group Member to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, no Host Marriott Group Member shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or for which adequate surety bonds have been obtained.

          (b) Host Marriott shall cause HMH Properties, Inc. to make, and HMH Properties, Inc. hereby agrees to make, a Permitted Tax Payment for each taxable year in which HMH Properties, Inc. joins in filing a consolidated Federal income tax return with Host Marriott within five (5) days of each applicable tax payment (including any estimated tax payment) by Host Marriott, provided that
(i) such Permitted Tax Payment may be made on the basis of a reasonable estimate by Host Marriott and HMH Properties Inc., and (ii) Host Marriott and HMH Properties, Inc. shall, not more than 90 days after such tax payment (or estimated tax payment) is made, make such adjustments as may be necessary to reflect the actual separate return liability (or estimated tax liability) of HMH Properties, Inc.

          (c) Host Marriott shall cause Host Marriott Travel Plazas, Inc. to make, and Host Marriott Travel Plazas, Inc. hereby agrees to make, a Permitted Tax Payment for each taxable year in which Host Marriott Travel Plazas, Inc. joins in filing a consolidated Federal income tax return with Host Marriott within five (5) days of each applicable tax payment (including any estimated tax payment) by Host Marriott, provided that (i) such Permitted Tax Payment may be made on the basis of a reasonable estimate by Host Marriott and Host Marriott Travel Plazas, Inc., and (ii) Host Marriott and Host Marriott Travel Plazas, Inc. shall, not more than 90 days after such tax payment (or estimated tax payment) is made, make such adjustments as may be necessary to reflect the actual separate return liability (or estimated tax liability) of Host Marriott Travel Plazas, Inc.

          (d) Host Marriott and Acquisitions shall cause HMC Acquisition Properties, Inc. to make, and HMC Acquisition Properties, Inc. hereby agrees to make, a Permitted Tax Payment for each taxable year in which HMC Acquisition Properties, Inc. joins in filing a consolidated Federal income tax return with Host Marriott within five (5) days of each applicable tax payment (including any estimated tax payment) by Host Marriott, provided that (i) such Permitted Tax Payment may be made on the basis of a reasonable estimate by Host Marriott and HMC Acquisition Properties, Inc., and (ii) Host Marriott and HMC Acquisition Properties, Inc. shall, not more than 90 days after such tax payment (or estimated tax payment) is made, make such adjustments as may be necessary to reflect the actual separate return liability (or estimated tax liability) of HMC Acquisition Properties, Inc.

          (e) Each of HMH Properties, Inc., Host Marriott Travel Plazas, Inc., and HMC Acquisition Properties, Inc. acknowledges that it benefits from Marriott International's extension of the Commitment to Host Marriott, that Marriott International has conditioned delivery of this Agreement on its agreement to make the Permitted Tax Payments required by this Section 5.7, and that such extension of the Commitment constitutes good and sufficient consideration for its agreement to make such Permitted Tax Payments.

                  ARTICLE VI:  EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.1. Events of Default. Each of the following events constitutes an "Event of Default" under this Agreement:

          (a) Host Marriott shall fail to pay any principal of any Advance when the same becomes due and payable, or shall fail to pay any interest on any Advance or any fees payable by it within three days after the same becomes due and payable.


          (b) Any representation or warranty made (or deemed made pursuant to Section 3.2) by a Host Marriott Party in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made.

          (c) Any Host Marriott Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(j), Section 5.2, Section 5.3,
Section 5.4, Section 5.5 (subject to the final sentence of Section 5.5(f)(1)), or Section 5.6.

          (d) Any Host Marriott Party shall fail to perform or observe any term, covenant or agreement contained herein to be performed or observed by it, other than those referred to in the immediately preceding paragraph, if such failure shall remain unremedied for (i) five (5) days in the case of Section 5.1(a), or
(ii) 30 days in the case of any other such provision.

          (e) Any Host Marriott Group Member shall fail to pay any principal of, premium or interest on, or any other amount payable in respect of any Indebtedness (including, for purposes of the first clause of this paragraph, the maximum liquidated liability from time to time under obligations with respect to interest rate exchange agreements or other similar agreements) that is outstanding in a principal amount of at least $20,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of all such Persons, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or require that such Indebtedness be prepaid, redeemed, purchased or defeased prior to its stated maturity. Notwithstanding the foregoing, (1) all Non-Recourse Indebtedness of Special Purpose Subsidiaries (but not Recourse Guarantees of such Indebtedness) shall be excluded from the calculation under this paragraph (e); provided that any such Non-Recourse Indebtedness shall be included in said calculation if a court of competent jurisdiction determines that Host Marriott, any Parent Group Member or any Acquisitions Group Member other than the Special Purpose Subsidiary that incurred such Indebtedness has any personal liability thereunder; and (2) this Section 6.1(e) shall not apply to either (A) any Acquisitions Group Member so long as the HMCAP Facility (or any Replacement HMCAP Facility which benefits from a Permitted Host Marriott HMCAP Guarantee) remains in place and until the aggregate amount of Regular Advances incurred by Host Marriott to fund any Permitted Host Marriott HMCAP Guarantee equals the amount specified in Section 2.10(d), or (B) any Reserved Letter of Credit or any Host Marriott reimbursement obligation with respect thereto.

          (f) Host Marriott or any Host Marriott Group Member constituting a Significant Subsidiary of Host Marriott (other than a Special Purpose Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any court having jurisdiction in the premises shall enter (A) a decree or order for relief in respect of any such Persons in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging any of such Persons a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of such Persons under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any of such Persons or of any substantial part of the property of any such Person, or ordering the winding up or liquidation of the affairs of any such Person, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or the commencement by any of such Persons of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of any of such Persons in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any such Person, or the filing by any such Person of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by any such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any such Person or of any substantial part of the property of any such Person; provided, however, that no Special Purpose Subsidiary shall be excluded from the application of this paragraph if a court of competent jurisdiction determines that any other Host Marriott Group Member is personally liable for debts incurred by such Special Purpose Subsidiary; and provided further that this
Section 6.1(f) shall not apply to any Acquisitions Group Member so long as the HMCAP Facility (or any Replacement HMCAP Facility which benefits from a Permitted Host Marriott HMCAP Guarantee) remains in place and until the aggregate amount of Regular Advances incurred by Host Marriott to fund any Permitted Host Marriott HMCAP Guarantee equals the amount specified in Section 2.10(d).

          (g) Any money judgments, writs or warrants of attachment, or similar process involving in the aggregate at any one time an amount in excess of $25,000,000 (to the extent not adequately covered by insurance wherein the insurance company has acknowledged liability in writing and paid such amount within 90 days) shall be entered or filed against any Host Marriott Group Member other than a Special Purpose Subsidiary or any assets of any such Person and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or any money judgments, writs or warrants of attachment, or similar process involving individually or in the aggregate an amount in excess of $25,000,000 shall be entered or filed against any such Person or any assets of any such Person and shall remain undischarged later than 10 days prior to the date of any proposed sale thereunder; provided, however, that no Special Purpose Subsidiary or its assets shall be excluded from the application of this paragraph if a court of competent jurisdiction determines that any other Host Marriott Group Member is personally liable for debts incurred by such Special Purpose Subsidiary; and provided further that this Section 6.1(g) shall not apply to any Acquisitions Group Member so long as the HMCAP Facility (or any Replacement HMCAP Facility which benefits from a Permitted Host Marriott HMCAP Guarantee) remains in place and until the aggregate amount of Regular Advances incurred by Host Marriott to fund any Permitted Host Marriott HMCAP Guarantee equals the amount specified in Section 2.10(d).


          (h) any Change of Control shall occur with respect to Host Marriott, Acquisitions, or HMH Properties, Inc.

Immediately after the president, the chief executive officer, the chief financial officer, the chief accounting officer, any vice president-finance, or the treasurer of any Host Marriott Party becomes aware of any Default or Event of Default, such Host Marriott Party shall provide Marriott International with written notice of such Default or Event of Default, which notice shall also state the actions that the Host Marriott Group intends to take to resolve such Default or Event of Default.

     SECTION 6.2. Remedies. Upon the occurrence and during the continuation of any Event of Default, Marriott International shall, in addition to any other remedies that may be available to it at law or in equity, be entitled to exercise the following remedies :

          (a) Assess interest on all outstanding Advances as provided under
Section 2.6(b).

          (b) Exercise the remedies with respect to the Pledged Collateral that are provided in Article VII.

          (c) Exercise the right of set-off provided in Section 9.5.

          (d) By notice to Host Marriott, terminate the Commitment and declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable without presentation, demand, protest or further notice of any kind, all of which are expressly waived by each Host Marriott Party.

          (e) Take all actions that may be necessary to specifically enforce, or enjoin any violation of, any provision of this Agreement.

     SECTION 6.3. Marriott International May Perform. If any Host Marriott Party fails to perform any agreement contained in this Agreement, Marriott International may itself perform, or cause performance of, such agreement, and the reasonable expenses of Marriott International, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable under Section 9.4 hereof.

     SECTION 6.5. Certain Bankruptcy Events. Upon the occurrence of an event described in clause (f) of Section 6.1, the Advances, all interest thereon and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable without presentation, demand, protest or further notice of any kind, all of which are expressly waived by each Host Marriott Party, and the Commitment shall be automatically terminated.

                           ARTICLE 1.     :  SECURITY

          Section   a.   .  Pledge of the Pledged Shares.

               i.        In order to secure the prompt and complete payment of
                    the principal of, premium, if any, and interest (including, without limitation, all interest, whether or not allowed under Section 502 of the Bankruptcy Code, 11 U.S.C. (S) 502, or otherwise, at the applicable rate specified in the Agreement, accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, reorganization or similar debtor relief law by or against Host Marriott or any Guarantor) on the Indebtedness of Host Marriott hereunder when and as the same shall be due and payable, whether at the Maturity Date thereof, by acceleration, or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), and the payment and performance of all other obligations and indemnities of Host Marriott and the Guarantors to Marriott International under this Agreement and the Note (collectively the "Obligations"), each Pledgor agrees to pledge and grant, and hereby pledges and grants a security interest in its respective rights, title and interest in and to the Pledged Collateral to and for the benefit of Marriott International.

               ii.       If, subsequent to the date hereof, any Person shall
                    become an Additional Pledged Subsidiary, the Host Marriott Parties will cause the applicable Pledgors to promptly execute and deliver to Marriott International a supplement to this Agreement and, take such other action reasonably necessary to evidence the pledge and grant of a security interest in the Pledgors' respective rights, title and interest in and to the shares of capital stock of such Additional Pledged Subsidiary held by any of the Pledgors, which shares (the "Additional Pledged Shares") shall constitute Pledged Shares and Pledged Collateral subject to the provisions of this Article Seven as of the date such Person becomes an Additional Pledged Subsidiary.

          Section   b.   .  Additional Pledged Subsidiaries. Host Marriott may
                         at any time designate any Parent Group Member which is not then a Pledged Subsidiary as an "Additional Pledged
                         Subsidiary" by executing and delivering to Marriott
                         International a (1) a supplemental agreement making such Additional Pledged Subsidiary and its Parent a party to this Agreement, (2) instruments representing all of the capital stock or other Equity Interests of any Parent Group Member in such Additional Pledged
                         Subsidiary; (3) undated stock powers executed in blank or assigned in blank, as appropriate, or such other documents or instruments as may be necessary, in the opinion of Marriott International's counsel, to perfect the security interest in such Additional Pledged Shares created or contemplated under this Agreement.

          Section   C.   .  Release of Pledged Collateral.

               i.        So long as no Event of Default has occurred and is
                    continuing and without any further notice or action being required by any Person, any Pledged Subsidiary, other than a Specified Subsidiary, shall be fully and unconditionally released and discharged from all obligations under this Agreement, and any and all assets and Equity Interests (and all rights associated with such Equity Interests) of such Pledged Subsidiary constituting Pledged Collateral shall be fully and unconditionally released, upon (1) the sale or other disposition, in a transaction permitted by this Agreement, of all of the assets or properties of such Pledged Subsidiary, or 100% of the capital stock of any such Pledged Subsidiary, to Persons other than any Host Marriott Group Member, or (2) the consolidation or merger of any such Pledged Subsidiary with or into any Pledged Subsidiary; provided, that in either such case, the Net Proceeds of such sale, disposition, merger or consolidation are applied in accordance with the applicable provisions of Section 5.2. Notwithstanding the foregoing provisions of this Section 7.3(a), the pledge and grant of a security interest set forth in Section 7.1 shall not be released with respect to any Pledged Shares that continue to be held by any Pledgor after the consummation of any transaction described in clauses (i) or (ii) above unless such pledge and security interest are otherwise released in accordance with the provisions of Section 7.3(b).

               ii.       The releases and discharges set forth in this Section
                    7.3 shall be effective on the date of consummation of the applicable sale, disposition, consolidation or merger. At the request of Host Marriott, Marriott International shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to Host Marriott evidencing and further implementing any releases and discharges pursuant to the foregoing provision. If Host Marriott desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this
                    Section 7.3.

          Section   d.   .  Delivery of, and Subsequent Changes Affecting, the
                         Pledged Shares.

                         i.        All certificates or instruments representing
                              or evidencing the Pledged Shares (including, without limitation, Additional Pledged Shares) shall be delivered to and held by or on behalf of Marriott International pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed stock powers or other instruments of transfer or assignment in blank (the "Transfer Instruments"), all in form and substance satisfactory to Marriott International. Thereafter, Marriott International shall have the right, after the occurrence and during the continuance of an Event of Default and ten (10) Business Days after notice to the applicable Pledgor(s) in accordance with Section
                              7.7 hereof, to transfer to or to register in the name of Marriott International or any of its nominees any or all of the Pledged Shares. In addition, Marriott International shall have the right at any time thereafter to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

               ii.       All certificates or instruments representing or
                    evidencing Pledged Shares that have been released from the Lien created by this Article pursuant to Section 7.1 or Article Eight of this Agreement, and all Transfer Instruments pertaining thereto, shall be delivered by Marriott International to the applicable Pledgor entitled thereto promptly upon request therefor delivered to Marriott International.

               iii.      Each of the Pledgors represents and warrants that it
                    has made its own arrangements for keeping itself informed of changes and potential changes affecting the Pledged Shares (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization and other exchanges, tender offers and voting rights), and each of the Pledgors agrees that Marriott International shall not have any obligation to inform any of the Pledgors of any such changes or potential changes or to take any action or omit to take any action with respect thereto.

          Section   e.   .  Supplements, Further Assurances.

                         i.        Each of the Pledgors agrees that at any time
                              and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Marriott International may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Marriott International to exercise and enforce its rights hereunder with respect to the Pledged Collateral.

               ii.       Each of the Pledgors further agrees that it will, upon
                    obtaining any Pledged Shares then required to be pledged pursuant to Section 7.7, promptly deliver the certificates or instruments representing or evidencing such shares to Marriott International.

          Section   f.  .  Voting Rights; Dividends; Etc.

               i.       As long as no Event of Default shall have occurred and
                    be continuing and, in the case of paragraph (1) below, until ten (10) Business Days after Marriott International has given notice to the applicable Pledgor(s) in accordance with
                    Section 7.6(b):

                    (1)       Each Pledgor shall be entitled to exercise any and
                         all voting and other consensual rights pertaining to the Pledged Shares owned by such Pledgor or any part of any of them for any purpose not inconsistent with the terms of this Agreement and which would not impair the Pledged Shares.

                    (2)       Each Pledgor shall be entitled to receive and
                         retain, and utilize free and clear of the Lien created by this Agreement, any and all dividends, distributions and other payments in respect of the Pledged Shares owned by such Pledgor; provided, however, that any and all dividends and other distributions received in the form of additional Pledged Shares shall be forthwith delivered to Marriott International to hold as Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of Marriott International, be segregated from the other property of such Pledgor and be forthwith delivered to Marriott International as part of the Pledged Collateral in the same form as so received (with any necessary endorsement).

                    (3)       In order to permit the Pledgors to exercise the
                         voting and other rights which they are entitled to exercise pursuant to Section 7.5(a)(1) above and to receive the dividends, distributions, and other payments which each is authorized to receive and retain pursuant to Section 7.6(a)(2) above, Marriott International shall, if necessary, upon written request of a Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor, all such proxies, dividend payment orders and other instruments as such Pledgor may reasonably request.

               ii.       Upon the occurrence and during the continuance of an
                    Event of Default and, in the case of paragraph (1) below, after the passage of ten (10) Business Days following Marriott International's notice to the applicable Pledgor of cessation of such Pledgor's voting and other consensual rights hereunder:

                    (1)       All rights of any of the Pledgors to exercise the
                         voting and other consensual rights which each such Pledgor would otherwise be entitled to exercise pursuant to Section 7.6(a)(1) above shall cease, and all such rights shall thereupon become vested in Marriott International, which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

                    (2)       All rights of the Pledgors to the dividends,
                         distributions and other payments which such Pledgors would otherwise be authorized to receive and retain pursuant to Section 7.6(a)(2) shall cease, and all such rights shall thereupon become vested in Marriott International, who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal and interest payments during the continuance of such Event of Default.

               iii.      In order to permit Marriott International to receive
                    all dividends and other distributions to which it may be entitled under Section 7.6(b)(2) above, and to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7.6(b)(1) above, each of the Pledgors shall, if necessary, upon written notice from Marriott International, from time to time execute and deliver to Marriott International all such proxies, dividend payment orders and other instruments as Marriott International may reasonably request.

               iv.       All dividends, distributions and other payments which
                    are received by a Pledgor contrary to the provisions of
                    Section 7.6(b)(2) above shall be received in trust for the benefit of Marriott International, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to Marriott International as Pledged Collateral in the same form as so received (with any necessary endorsement).

          Section   g.   .  Marriott International Appointed Attorney-In-Fact.
                         Each of the Pledgors hereby appoints Marriott
                         International as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Marriott International's discretion, to take any action and to execute any instrument which Marriott
                         International may reasonably deem necessary or advisable to accomplish the purposes of this Article
                         Seven following the occurrence and during the continuation of an Event of Default (but not prior thereto, or after the cessation thereof), including, without limitation, in any respect not contrary to the provisions of this Agreement, the right to notify and direct the issuer of or any party obligated with respect to any Pledged Collateral to make payments with respect to such Pledged Collateral directly to Marriott
                         International or may, in any respect not contrary to the provisions of this Agreement, permit such rights to be exercised by any Pledgor; and, without limiting the generality of the foregoing, in its discretion following the occurrence and during the continuation of an Event of Default (but not prior thereto, or after the cessation thereof):

               i.        Marriott International may at any time vote or give
                    consents, or authorize the Pledged Shares to be voted or such consents to be given in accordance with, and subject to the notice provisions set forth in, Section 7.6(b)(1) hereof.

               ii.       Marriott International may join in and become a party
                    to any plan of reorganization and readjustment, whether voluntary or involuntary, may deposit any of the Pledged Collateral under such plan or make any exchange or surrender or permit any substitution for or cancellation of the Pledged Collateral as required by such plan and may take all such action as may be required by such plan; provided, however, that all securities issued or created under such plan and exchanged for the Pledged Collateral and all securities, moneys or property received pursuant to such plan shall thereafter be subject to the terms of this Article Seven and become part of the Pledged Collateral.

               iii.      Marriott International may receive, endorse and collect
                    all checks, whether or not made payable to the order of the applicable Pledgor, representing any dividend, distribution or other payments at any time paid or made on or with respect to the Pledged Collateral, all of which shall be applied to the Obligations as provided herein, and may give full discharge for the same in accordance with Section 7.6(b) hereof.

          Section   h.   .  Marriott International May Perform. If any of the
                         Pledgors fails to perform any agreement contained in this Article Seven within a reasonable period of time after receipt of a written request to do so from Marriott International, Marriott International may itself perform, or cause performance of, such agreement, and the reasonable expenses of Marriott
                         International, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable under Section 9.4 hereof.

          Section i. . Reasonable Care. Marriott International shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Marriott International, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that Marriott International shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Marriott International has or is deemed to have knowledge of such matters, or (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any Person with respect to any Pledged Collateral.

          Section   j.   .  Remedies Upon Default. If an Event of Default shall
                         have occurred and be continuing:

               .         i.        Marriott International may exercise in
                              respect of the Pledged Collateral, in addition to other rights provided for herein or otherwise available to it, all the rights of a secured party on default under the UCC; and in furtherance thereof, Marriott International may, in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Marriott International's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Marriott International may deem commercially reasonable. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any of the Pledgors, and each of the Pledgors hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each of the Pledgors agrees that to the extent notice of sale shall be required by law, at least thirty (30) days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Marriott International shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Marriott International may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each of the Pledgors hereby waives any claims against Marriott International arising hereunder by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

               ii.       Each of the Pledgors recognizes that, by reason of
                    certain prohibitions contained in the Securities Act and applicable state securities laws, Marriott International may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each of the Pledgors acknowledges that any such private sales may be at prices and on terms less favorable to Marriott International than those which may be obtained through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Marriott International shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the applicable Pledgor would agree to do so.

               iii.      If Marriott International determines to exercise its
                    right to sell any or all of the Pledged Collateral, upon written request, the applicable Pledgor(s) shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Marriott International all such information as Marriott International may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Marriott International as exempt transactions under the Securities Act and the rules of the SEC thereunder, as the same are from time to time in effect.

               iv.       Host Marriott and each of the Pledgors further agrees
                    that in lieu of any sale provided for or contemplated under
                    Section 7.10(a), (b), or (c), Marriott International may, promptly upon the completion of a Foreclosure Appraisal of the Fair Market Value of such collateral and upon written notice to Host Marriott of its decision (which notice shall be accompanied by a copy of the relevant appraisal(s)), take title to any of the Pledged Collateral for its own account effective as of the date of such notice, provided, in such event, that the Pledged Collateral Proceeds from such realization shall for all purposes hereunder be the Fair Market Value of such Pledged Collateral as determined pursuant to the Foreclosure Appraisal and the Advances will be deemed to have been repaid in the amount of such Pledged Collateral Proceeds as of the date of such notice.

          Section   k.   .  Application of Proceeds. Any Pledged Collateral
                         Proceeds shall be applied promptly from time to time by Marriott International:

                    First, to the payment of the costs and expenses of any sale of, collection from or other realization upon all or any part of the Pledged Collateral, including reasonable expenses of Marriott International and its agents and counsel, and all expenses, liabilities and advances made or incurred by Marriott International in connection therewith.

                    Second, to Marriott International, for payment in full of the Obligations in accordance with Article Two.

                    Third, to the applicable Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Pledged Collateral Proceeds.

               At the time of any application of Pledged Collateral Proceeds by Marriott International pursuant to this Section 7.11, Marriott International shall provide each of the Pledgors with a certificate setting forth the total amount of such Pledged Collateral Proceeds and the applications thereof.

          Section   l.   .  Recording, Etc. At the Closing Date and from time to
                         time thereafter, the Pledgors will cause, at their own expense, this Agreement and all amendments or supplements hereto (or, if sufficient for the purposes set forth below, a financing statement or other document summarizing or evidencing same) to be registered, recorded and filed or re-registered, re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under this Article Seven in the Pledged Collateral and to effectuate and preserve the security therein of Marriott International for its benefit.

               Host Marriott shall furnish to Marriott International: On the Closing Date, and thereafter upon the designation of any Additional Pledged Subsidiary, an Opinion of Counsel either stating that in the opinion of such counsel the Agreement has been properly recorded and filed so as to make effective the Liens intended to be created by this Article Seven, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Liens effective.

               The release of any Pledged Collateral from the terms hereof will not be deemed to impair the security under this Agreement in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the provisions of this Article Seven or Article Eight of this Agreement. Marriott International acknowledges that a release of Pledged Collateral in accordance with the terms of this Article Seven or Article Eight of this Agreement will not be deemed for any purpose to be an impairment of the security under this Agreement.

          Section   m.   .  Termination.  The provisions of this Article shall
                         terminate on the last day of the Revolving Credit
                         Period, and Marriott International shall, upon the request and at the expense of the applicable
                         Pledgor(s), forthwith assign, transfer and deliver, against receipt and without recourse to Marriott
                         International, such of the Pledged Collateral owned by each of the Pledgors as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of such Pledgor. Upon the release of any Pledged Collateral pursuant to Section 7.1 or Article
                         Eight of this Agreement, (a) the provisions of this Article Seven shall terminate with respect to the Pledged Collateral so released and (b) Marriott
                         International shall, upon the request and at the expense of the applicable Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to Marriott International, such of the Pledged
                         Collateral so released as shall have not been sold or otherwise applied pursuant to the terms hereof to or on the order of such Pledgor.

          Section   n.   .  Continuing Security Interest. This Article Seven
                         shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect from the Closing Date (1) throughout the Revolving Credit Period or (2) with respect to any Pledged Collateral released pursuant to Section 7.1 or Article Eight of this Agreement, until such Pledged
                         Collateral is so released, (b) be binding upon each of the Pledgors, its successors and assigns and (c) inure to the benefit of Marriott International and each of its successors.


                                ARTICLE 2.   :GUARANTEE OF INDEBTEDNESS
                                              INCURRED HEREUNDER

          Section   a.   .  Guarantee.

               i.        The Guarantors, jointly and severally, hereby
                    unconditionally guarantee to Marriott International and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the Note, or the obligations of Host Marriott under this Agreement or the Note, that: (i) the principal of and interest on the Note will be paid in full when due, whether at the Stated Maturity or Interest Payment Date, by acceleration, or otherwise, and all other obligations of Host Marriott to Marriott International under this Agreement or the Note will be promptly paid in full or performed, all in accordance with the terms of this Agreement and the Note; and (ii) in case of any extension of time of payment or renewal of the Note or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Stated Maturity, as so extended, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations with regard to its guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Note or this Agreement, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon the Pledged Collateral, the recovery of any judgment against Host Marriott or any other obligor with respect to the Note, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Host Marriott or any other obligor with respect to the Note, any right to require a proceeding first against Host Marriott or any other obligor on the Note, protest, notice and all demands whatsoever and covenants that its guarantee will not be discharged except by complete performance of the obligations contained in the Note and this Agreement. If Marriott International is required by any court or otherwise to return to either Host Marriott or a Guarantor, or any custodian, trustee, or similar official acting in relation to either Host Marriott or such Guarantor, any amount paid by Host Marriott or such Guarantor to Marriott International, the guarantee of each Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to enforce any right of subrogation in relation to Marriott International in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and Marriott International, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to Host Marriott or any other obligor on the Note of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.2, such obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this guarantee.

               ii.       Each Guarantor and Marriott International each confirms
                    that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 8.1(a) not constitute a fraudulent transfer or conveyance for purpose of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, Marriott International and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its guarantee set forth in Section 8.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or pursuant to Section 8.1(c), result in the obligations of such Guarantor under such guarantee not constituting such a fraudulent transfer or conveyance.

               iii.      Each Guarantor that makes any payment or distribution
                    under Section 8.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the "Pro Rata Portion" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

          Section   b.   .  Notation of Guarantee; Execution and Delivery of
                         Guarantee. Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Agreement or such Guarantor's execution and delivery of a supplement to this Agreement pursuant to Section 8.3 hereof, be deemed to have signed the notation of guarantee set forth on the form of Note attached hereto as Exhibit B to the same extent as if the signature of such Guarantor appeared on such Note. The notation of guarantee forth on the Note shall be null and void and of no further effect with respect to the guarantee of any Guarantor who, pursuant to Section 8.4 or Section
                         8.5, is released from such guarantee.

          Section   c.   .  Guarantor May Sell Assets on Certain Terms.

               i.        Except as provided in Sections 5.4 and 5.5, nothing
                    contained in this Agreement shall prevent any sale or conveyance of assets of any Guarantor to any Person, provided that Host Marriott shall comply with the provisions of Section 5.2

               ii.       Each Guarantor hereby covenants and agrees it will not
                    consolidate with or merge with or into any other Person unless such consolidation or merger is previously approved in writing by Marriott International.

          Section   d.   .  Guarantee by Acquisitions.

               (a) Acquisitions confirms and agrees that it constitutes a Guarantor, for all purposes under this Agreement. In addition, Acquisitions and Marriott International each confirms that it is the intention of both such parties that the guarantee by Acquisitions pursuant to Section 8.1(a) and this
Section 8.6(a) not constitute a fraudulent transfer or conveyance for purpose of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, Marriott International and Acquisitions hereby irrevocably agree that the obligations of Acquisitions under its guarantee set forth in
Section 8.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of Acquisitions as of the Closing Date, result in the obligations of Acquisitions under such guarantee not constituting such a fraudulent transfer or conveyance.

               (b) Without any further notice or action being required by any Person, Acquisitions shall be fully and unconditionally released and discharged from all obligations under its guarantee on the Acquisitions Release Date.

               (c) At the request of Host Marriott, Marriott International shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to Host Marriott evidencing and further implementing any release and discharge pursuant to the foregoing provision. If Host Marriott desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such release and discharge as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such release and discharge, as specified in the definition of Acquisitions Release Date.


                              ARTICLE 3.   :  MISCELLANEOUS

          Section   a.   .  Amendments, Etc. No amendment or waiver of any
                         provision of this Agreement, nor consent to any departure therefrom by any Host Marriott Party shall in any event be effective unless the same shall be in writing and signed by Marriott International, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section   b.   .  Notices, Etc. All notices and other communications
                         provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered,
                         (a) if to any Host Marriott Party, at Host Marriott's address at Dept. 72/923, 10400 Fernwood Road, Bethesda,
                         Maryland 20817, Attention: Deputy General Counsel, (b) if to Marriott International at its address at Dept.
                         52/923, 10400 Fernwood Road, Bethesda, Maryland 20817,
                         Attention: Assistant General Counsel-Corporate Finance, or, (c) with respect to any such party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback.

          Section   c.   .  No Waiver; Remedies. No failure on the part of
                         Marriott International to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section   d.   .  Costs; Expenses.

                         i.        Host Marriott agrees to pay within 30 days
                              after demand (i) all reasonable costs and expenses of Marriott International in connection with the administration, modification and amendment of this Agreement (including the reasonable fees and expenses of counsel for Marriott International with respect thereto, with respect to advising Marriott International as to its rights and responsibilities and with respect to negotiations with any Host Marriott Party regarding any Event of Default or any events or circumstance that may give rise to an Event of Default) and (ii) all costs and expenses of Marriott International in connection with the enforcement of this Agreement, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the fees and expense of counsel for Marriott International with respect thereto).

               ii.       Each Host Marriott Party agrees to indemnify and hold
                    harmless Marriott International and each of its affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or an event, act or omission related thereto, whether or not (i) an Indemnified Party is a party thereto and (ii) such investigation, litigation or proceeding is brought by any Host Marriott Group Member, except to the extent such claim, damage, loss, liability or expense is the result of such Indemnified Party's gross negligence or wilful misconduct.

               iii.      If any payment of principal of any Advance is made by a
                    Host Marriott Party to or for the account of Marriott International other than on the last day of a Fiscal Period, as a result of acceleration of the maturity of the Advances pursuant to Section 6.1 or for any other reason, the Host Marriott Parties shall, upon demand by Marriott International, pay to Marriott International any amounts required to compensate Marriott International for any additional losses, costs or expenses that are incurred as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Marriott International to fund or maintain such Advance, but excluding loss of profit thereon; provided that Marriott International shall have provided to Host Marriott a certificate setting forth in reasonable detail the calculation of the amount of such loss, cost or expense, which certificate shall be conclusive provided that such calculation is made on a reasonable basis and is mathematically accurate.

          Section   e.   .  Right of Set-off..

               i.        Upon the occurrence and during the continuance of any
                    Event of Default, Marriott International is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all other Indebtedness or other amounts at any time owing by Marriott International to or for the credit or the account of any Parent Group Member against any and all of the Obligations of Host Marriott then due and payable under this Agreement. Marriott International agrees promptly to notify Host Marriott and such Parent Group Member, after any such set-off and application made by Marriott International; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Marriott International under this
                    Section 9.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Marriott International may have. Notwithstanding the foregoing, Marriott International's right of set-off under this Section 9.5 shall not apply to the extent, but only to the extent, that either (a) an agreement in existence on October 8, 1993 to which a Parent Group Member is party or
                    (b) a financing transaction that is permitted under this Agreement entered into by a Parent Group Member after October 8, 1993, prohibits such a set-off with respect to a Parent Group Member or to any specified assets, as the case may be. Upon the request of Host Marriott and submission to Marriott International of such evidence of the applicability of the foregoing sentence to a Parent Group Member as it may reasonably require, Marriott International will promptly execute and deliver to Host Marriott a certificate stating that this set-off does not apply to such Parent Group Member and take such other action as may reasonably be necessary to evidence the release of such Parent Group Member from this
                    Section 9.5..

               ii.       Marriott International agrees that until all of the
                    lenders under the HMCAP Facility and any Replacement HMCAP Facility which benefits from a Permitted Host Marriott HMCAP Guaranty have been paid in full and none of the HMCAP Facility, any Replacement HMCAP Facility and any subordinated Indebtedness permitted under Section 5.5(f)(2)(B) remain in effect, Marriott International's right of set-off under Section 9.5 of this Agreement shall not apply to (and Marriott International will not exercise any right of set-off in connection with amounts owing under this Agreement, whether under this Agreement or applicable law, against) the Acquisitions Group or its assets.

          Section   f.   .  Binding Effect; Assignment. This Agreement shall
                         become
                         effective when it shall have been executed by the Host
                         Marriott Parties and Marriott International and thereafter shall be binding upon and inure to the benefit of the Host Marriott Parties, Marriott
                         International and their respective successors and assigns, except that no Host Marriott Party shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of Marriott International. The Host Marriott
                         Parties acknowledge and agree that Marriott
                         International (a) may freely assign its rights hereunder to any Person, so long as such assignment does not create any default under any instrument as in effect on the Closing Date to which any of the Pledged
                         Collateral or Specified Assets is subject, and (b) may freely assign its obligations hereunder to any Eligible
                         Assignee.


          Section   g.   .  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY,
                         AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE
                         OF MARYLAND.

          Section   h.   .  Execution in Counterparts. This Agreement may be
                         executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section i. . Confidentiality. Marriott International shall not disclose any Confidential Information to any Person without the consent of Host Marriott or Host Marriott, other than (a) to Marriott International's Subsidiaries and Affiliates and their officers, directors, employees, agents, auditors, attorneys, financial advisors, and other consultants and advisors, (b) to Marriott International's lenders (both current and prospective) and debt rating agencies, on a confidential basis, provided that prior to any such disclosure, such lender shall be bound by a written confidentiality agreement, (c) as required by any law, rule or regulation or judicial process and (d) as requested or required by any state, federal or foreign authority or examiner having jurisdiction over Marriott International.

          Section   j.   .  Entire Agreement. This Agreement embodies the entire
                         understanding of the parties hereto, and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter hereof.

          Section   k.   .  Severability Clause. Any provision of this Agreement
                         which is
                         prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section   l.   .  Legal Enforceability by Marriott International.
                         Without prejudice to any rights or remedies otherwise available to Marriott International, the Host Marriott
                         Parties acknowledge that damages would be an inadequate remedy for any breach by any Host Marriott Party of the covenants and other provisions of this Agreement and each Host Marriott Party agrees that the each and every provision of this Agreement and the obligations of said
                         Host Marriott Parties hereunder are intended to be and shall be specifically enforceable by Marriott
                         International (regardless of whether an action for such enforcement is brought at law or in equity).

          Section   m.   .  Descriptive Headings. The captions in this Agreement
                         and in the Table of Contents, as well as the line numbers which appear in the left margin of each page, are for convenience of reference only and shall not define or limit the provisions hereof.

          Section   n.   .  Exhibits. The Exhibits to this Agreement shall be
                         construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          Section   o.   .  Time of the Essence. Time is hereby declared to be
                         of the essence of this Agreement and any part hereof and the performance of each of the obligations hereunder.

          In witness whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER:                                       BORROWER:

MARRIOTT INTERNATIONAL, INC.                  HOST MARRIOTT CORPORATION


By:  /s/ C. B. Handlon                        By:  /s/ C. G. Townsend
     -----------------                             ------------------
      Vice President and Assistant                 Vice President
 Treasurer

                                              GUARANTORS:

                                              HMC ACQUISITIONS, INC.
                                              HMC VENTURES, INC.


                                              By:  /s/ Scott LaPorta
                                                   -----------------
                                                   Vice President of each of the
                                                   Guarantors listed above

                                              OTHER PLEDGED SUBSIDIARIES:

                                              HMH REALTY, INC.
                                              HMH HOLDINGS, INC.
                                              HOST MARRIOTT GTN CORPORATION
                                              HOST LA JOLLA, INC.
                                              WILLMAR DISTRIBUTORS, INC.


                                              By:  /s/ Scott LaPorta
                                                   -----------------
                                                   Vice President of each of
                                                   the Pledged Subsidiaries
                                                   listed above

                                              OTHER SPECIFIED SUBSIDIARIES:

                                              HMC EASTSIDE, INC.
                                              HMH HPT COURTYARD, INC.


                                              By:  /s/ Scott Laporta
                                                   -----------------
                                                   Vice President of each of
                                                   the Specified Subsidiaries
                                                   listed above

                                              FOR PURPOSES OF SECTION 5.7 ONLY:

                                              HMH PROPERTIES, INC.


                                              By:  /s/ Scott LaPorta
                                                   -----------------
                                                   Vice President

                                              HOST MARRIOTT TRAVEL PLAZAS, INC.


                                              By:  /s/ Scott LaPorta
                                                   -----------------
                                                   Vice President

                                              HMC ACQUISITION PROPERTIES, INC.


                                              By:  /s/ Scott LaPorta
                                                   -----------------
                                                   Vice President

                                                                       EXHIBIT A

                                 Defined Terms


"ACQUISITIONS" means HMC Acquisitions, Inc., a Delaware corporation and a wholly-owned direct Subsidiary of Host Marriott.

"ACQUISITIONS GROUP" means the group of Persons consisting of Acquisitions and each of its Subsidiaries. The composition of the Acquisitions Group as of the Closing Date is illustrated on Exhibit F.

"ACQUISITIONS RELEASE DATE" means the first date on which Acquisitions has distributed to Host Marriott cumulative cash dividends since January 1, 1994 of $210,000,000.

"ADDITIONAL PLEDGED SUBSIDIARY" has the meaning specified in Section 7.2.

"ADJUSTED NET INCOME" of any Person means, with respect to any period, net income (or loss) of such Person for such period, determined in accordance with GAAP; provided that (1) net income (or loss) of any other Person which is not a Subsidiary of the Person or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Subsidiary of such Person and (2) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

"ADVANCE" means any Regular Advance or Guarantee Advance.

"AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of Voting Stock of such Person or by agreement or otherwise. Notwithstanding the foregoing, for no purpose under this Agreement shall Marriott International or any of its Subsidiaries be deemed to be an Affiliate of any Host Marriott Group Member, and vice versa.

"AGREEMENT" means this Revolving Credit Line and Guarantee Reimbursement
       Agreement, as amended or otherwise modified from time to time.

"AVAILABLE COMMITMENT" has the meaning specified in Section 2.3(b).

"BOARD OF DIRECTORS" means, with respect to any corporate Person, the Board of Directors of such Person or any committee thereof with authority to take action on behalf or in the name of the Board of Directors of such Person.

"BENEFICIAL OWNER" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC pursuant to the Exchange Act, as in effect on the date of this Agreement, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

"BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which either (1) Marriott International's corporate offices are closed or (2) commercial banks in New York City are authorized or required by law to close.

"CAPITAL EXPENDITURES" means the sum of (without duplication) (1) all expenditures for the acquisition or construction of property (including real property), equipment, fixed assets, or improvements, or for replacements or substitutions therefor, or additions thereto, that have a useful life of more than one year plus (2) the entire principal amount of any Indebtedness (including Capitalized Lease Obligations) assumed or incurred in connection with any acquisition or construction of the type referred to in clause (1) above.

"CAPITALIZED LEASE OBLIGATION" means, as applied to any Person, any lease of property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP as applied to such Person, is required to be accounted for as a capital lease on the balance sheet of that Person.

"CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof), or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

"CHANGE OF CONTROL" means, with respect to Host Marriott, Acquisitions, or HMH
       Properties, Inc. (each, for purposes of this definition only, a "Controlled Person"):

       (1) any Person or two or more Persons acting in concert other than an Excluded Shareholder or group of Excluded Shareholders (or, in the case of Acquisitions or HMH Properties, Inc. only, Host Marriott) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of the Voting Stock of such Controlled Person (or other securities convertible into such voting stock) representing not less than 30% of the combined voting power of all Voting Stock of such Controlled Person; or

       (2) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24-month period were directors of such Controlled Person (together with any new director whose election by the Board of Directors or whose nomination for election by the stockholders of such Controlled Person was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of (a) death or disability or (b) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of such Controlled Person) to constitute a majority of the board of directors of such Controlled Person; or

       (3) any Person or two or more Persons acting in concert other than an Excluded Shareholder or group of Excluded Shareholders (or, in the case of Acquisitions or HMH Properties, Inc. only, Host Marriott) shall have acquired, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, effective control for any purpose over Voting Stock of such Controlled Person (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Stock of such Controlled Person; or

       (4) a "change of control" or similar event shall occur under any other issue of Recourse Indebtedness of such Controlled Person and its Subsidiaries with an aggregate principal amount in excess of $20 million (including, without limitation, the Hospitality Group Indentures), other than any change of control or similar event under the HMCAP or any Replacement Facility which benefits from a Permitted Host Marriott HMCAP Guarantee;

       provided, however, that none of the following shall, in and of itself, constitute a Change of Control for purposes of this paragraph: the pro rata distribution by Host Marriott to its shareholders of shares of Host Marriott Travel Plazas, Inc., or a sale of all or substantially all of the assets of the Host Marriott Travel Plazas, Inc.

"CLOSING DATE" means the first date upon which all of the conditions specified in Section 3.1 have been satisfied.

"COMBINED" means, with respect to the Net Cash Flow or financial statements (as applicable) of any specified Persons, the Net Cash Flow or financial statements

       (as applicable) of such Persons on a combined basis but without consolidation with the Net Cash Flow or financial statements (as applicable) of any Subsidiaries of such Persons not specified. For example, Net Cash Flow of Acquisitions and the Parent Group on a Combined basis would include the combined Net Cash Flow of Acquisitions and each Member of the Parent Group, without consolidation of the Net Cash Flow of any other Member of the Acquisitions Group, any Member of the Hospitality Group or any Member of the Unrestricted Group.

"COMMITMENT" means $225,000,000 on the Closing Date, as such dollar amount may then and thereafter be reduced pursuant to Section 2.3(a), or Section 6.2.

"COMMITMENT TERM" shall mean the period from the Closing Date to the Commitment
       Termination Date.

"COMMITMENT TERMINATION DATE" means June 26, 1998, or, if earlier, the date on which the Commitment is terminated pursuant to Section 2.3(a) or Section 6.2.

"CONFIDENTIAL INFORMATION" means information that any Host Marriott Group Member furnishes to Marriott International or any of its agents or Affiliates, but does not include any such information (1) that is or becomes generally available to the public, other than by virtue of actions of Marriott International or its Affiliates or agents or (2) that is or becomes available to Marriott International from a source other than the Host Marriott Group, unless (in the case of (2) above) Marriott International has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to Marriott International on a confidential basis.

"CONSOLIDATED" means, with respect to any person, consolidated for the purposes of the financial statements of such Person and its Subsidiaries in accordance with GAAP.

"CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

"DEBT INCURRENCE" means, for purposes of the definition of "Change of Control," the incurrence of Indebtedness by one or more Host Marriott Group Members, if (taking into account any Replacement of Indebtedness with the proceeds thereof) on a pro forma basis either the aggregate Indebtedness of the Host Marriott Group on a consolidated basis or the aggregate Indebtedness of the Hospitality Group on a consolidated basis is increased by more than $100 million.

"DEFAULT" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

"EBITDA" means, for the Members of the Parent Group on a Combined basis, for any period, (1) the sum of the following amounts for such period: (a) Adjusted Net Income, (b) Interest Expense, (c) provisions for taxes based on income, (d) depreciation expense, (e) amortization expense,(f) any other non-cash items reducing the Adjusted Net Income of the Parent Group for such period, (g) any dividends or distributions during such period to the Parent Group from any other Person which is not a Member of the Parent Group or which is accounted for by the Parent Group by the equity method of accounting, to the extent that (i) such dividends or distributions are not included in the Adjusted Net Income of the Parent Group for such period and (ii) (x) the sum of such dividends or distributions, plus the aggregate amount of dividends or distributions from such other Person since the date of this Agreement that have been included in the recipient's contribution to EBITDA pursuant to this clause (g), do not exceed (y) the cumulative net income of such other Person attributable to the equity interests of the Person whose EBITDA contribution is being determined, and (h) any cash receipts of the Parent Group during such period that represent items included in Adjusted Net Income of the Parent Group for a prior period which were excluded from EBITDA of the Parent Group for such prior period by virtue of clause (2) of this definition, minus (2) the sum of (a) all non-cash items increasing the Adjusted Net Income of the Parent Group for such period and (b) any cash expenditures of the Parent Group during such period to the extent such cash expenditures (x) did not reduce the Adjusted Net Income of the Parent Group for such period and (y) were applied against reserves that constituted non-cash items reducing the Adjusted Net Income of the Parent Group when accrued; all as determined in conformity with GAAP.

"ELIGIBLE ASSIGNEE" means:

       (1) Marriott International Capital Corporation or any other wholly-owned subsidiary of Marriott International, Inc.;

       (2) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

       (3) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

       (4) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; and

       (5) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $1,000,000,000.

"EMPLOYEE STOCK" means any capital stock of any Host Marriott Group Member, or any warrant, right or option to acquire such capital stock, issued to any current or former officer, director or employee of (1) any Host Marriott Group Member or (2) Marriott Corporation or any of its pre-October 8, 1993 subsidiaries, pursuant to any officer, director or employee benefit, incentive or compensation plan.

"ENVIRONMENTAL LAW" means any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health or safety or to the release or threatened release of any materials into the environment, including, without limitation, the Clean Air Act, as amended, the Clean Water Act of 1977, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, and the Resource Conservation and Recovery Act of 1976, as amended, in each case as the same may be in effect from time to time.

"EQUITY INTEREST" means capital stock, or warrants, options or other rights to acquire capital stock.

"EVENT OF DEFAULT" has the meaning specified in Section 6.1.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXCHANGE ACT GROUP" means "group" as defined for purposes of sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof.

"EXCLUDED SHAREHOLDER" means, with respect to the definition of Change of
       Control: (i) Alice Marriott, J.W. Marriott, Jr., Richard E. Marriott, any brother or sister of J.W. Marriott, Sr., any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing, (ii) any Person that is or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of any of the foregoing, (iii) any Person that is or becomes a transferee of the interests of any of the foregoing by descent or by trust or similar arrangement intended as a method of descent, or (iv) any Person that is an employee benefit or stock ownership plan of Host Marriott, or Host Marriott Travel Plazas, Inc.

"EXCLUDED SUBSIDIARY" has the meaning specified in Section 8.3.

"EXISTING GUARANTEE" means any Guarantee made by any Parent Group Member in existence on the Closing Date.

"EXISTING AGREEMENT" has the meaning specified in the Recitals.

"EXISTING INDEBTEDNESS" means any Indebtedness of any Parent Group Member in existence on the Closing Date.

"EXISTING RECOURSE INDEBTEDNESS" means Existing Indebtedness which is not Non-
       Recourse Indebtedness.

"FAIR MARKET VALUE" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined (i) by the Board of Directors of the applicable Host Marriott Group Member acting in good faith, (ii) by an appraisal or valuation firm of national or regional standing with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined, selected by the applicable Host Marriott Group Member, or (iii) in a Foreclosure Appraisal, in each case as required under the applicable provisions of this Agreement.

"FF&E RESERVE AGREEMENT" means that certain FF&E Reserve Agreement dated as of December 23, 1994 among Host Marriott, Marriott International, and certain of their subsidiaries, as amended from time to time.

"FISCAL PERIOD" means each of the thirteen periods in any Fiscal Year, the first twelve (12) of which are each four (4) weeks long and the last of which consists of the remainder of such Fiscal Year.

"FISCAL QUARTER" means each of the four periods in any Fiscal Year consisting of (1) the first twelve (12) weeks of such Fiscal Year, (2) the second twelve (12) weeks of such Fiscal Year, (3) the third twelve (12) weeks of such Fiscal Year, and (4) the remainder of such Fiscal Year.

"FISCAL YEAR" means Host Marriott's fiscal year, which now ends at midnight on the Friday closest to December 31 in each calendar year; the new fiscal year begins on the Saturday immediately following said Friday. If Host Marriott's fiscal year is changed in the future, appropriate adjustments shall be made to the Agreement's reporting and accounting procedures and the definitions of "Fiscal Quarter" and "Fiscal Period." No such change or adjustment shall, however, alter the term of the Agreement or in any way reduce any payments due Marriott International or required distributions hereunder. A Fiscal Year, when referred to by reference to a calendar year, shall mean the Fiscal Year the majority of whose days are in such calendar year.

"FORECLOSURE APPRAISAL" means an appraisal as of a date certain, based upon the principles set forth in the definition of "Fair Market Value" and performed by a nationally recognized Person experienced in the valuation of assets such as those the subject of such appraisal and not affiliated in any manner with Marriott International or any Host Marriott Group Member or the Affiliates of any of them (an "Independent Expert"), provided, that if Marriott International and Host Marriott are unable to agree on the appointment of the Independent Expert within 15 days of a written request therefor by either such party, each of Marriott

       International and Host Marriott shall appoint an Independent Expert within 5 days thereafter; if one party fails to appoint an Independent Expert within such 20-day period, the other party shall appoint a single Independent Examiner to perform the appraisal; if both parties timely appoint Independent Experts, those two Independent Experts shall appoint a third Independent Expert within 10 days after the last of their appointments and such three Independent Experts shall perform such appraisal; the Independent Expert or Experts so selected shall determine the Fair Market Value of the applicable assets by mutual agreement (if applicable) based upon the principles set forth in the definition of "Fair Market Value," within thirty (30) days, provided, that if the Independent Experts are unable to agree, the Fair Market Value shall be the median value of the three, and in each case such determination shall be conclusive and binding upon all the applicable parties. The fees and expenses of the Independent Expert(s) shall be for the account of Host Marriott.

"FORECLOSURE GUARANTEE" means a Guarantee to or for the benefit of a third party mortgage lender to the effect that the proceeds from foreclosure on a real property mortgage (or from sale in lieu of foreclosure) will not be less than a specified amount, provided that such amount is not more than twenty-five percent (25%) of the original principal amount of Indebtedness secured by such mortgage.

"GAAP" means those generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity recognized as having authority by the accounting profession, consistent with those applied in the preparation of the financial statements referred to in Article Three.

"GUARANTEE" means, without duplication, any direct or indirect obligation, contingent or otherwise, of a Person:

       (1) to pay or purchase Indebtedness of another Person (including, without limitation, a Foreclosure Guarantee);

       (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling another Person to make payment of Indebtedness of such Person or to assure the holder of such Indebtedness against loss;

       (3) to supply funds to another Person to assure a creditor against loss in respect of Indebtedness of such Person;

       (4) otherwise to assure a creditor against loss in respect of Indebtedness of another Person; or

       (5) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other Investment in such other

              Person or payment for the account of such other person for the purpose of (A) assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or assuring a minimum level of revenues or income for any period or (B) to provide funds for the payment of any dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such other Person;

       provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

"GUARANTEE ADVANCE" has the meaning specified in Section 2.1.

"GUARANTEE EXPOSURE" means, at any time with respect to a Guarantee, the maximum potential unfunded liability at such time of an obligor under such Guarantee for the payment of principal and interest on guaranteed Indebtedness. Without limiting the generality of the foregoing, the Guarantee Exposure of an obligor under a Guarantee which has been released by the obligee thereunder is zero dollars ($0).

"GUARANTORS" means Acquisitions and HMC Ventures, Inc.; and the term "Guarantor" means any one of the Guarantors.

"HMCAP" means HMC Acquisition Properties, Inc., a wholly-owned direct subsidiary of Acquisitions.

"HMCAP FACILITY" means, at any time, the Initial HMCAP Facility as amended
       (including any amendment and restatement thereof), modified and supplemented at such time in accordance with its terms.

"HMCAP RELEASE DATE" means the date on which all of the following have occurred:
       (i) the HMCAP Facility and any Replacement HMCAP Facility have been canceled or the HMCAP Facility has been Replaced without any Permitted Host Marriott HMCAP Guaranty, (ii) all Permitted Host Marriott HMCAP Guarantees have been terminated and canceled, and (iii) all draws under any Permitted Host Marriott HMCAP Guarantees described in clauses (ii) and (iii) have been repaid in full.

"HOLDINGS" means HMH Holdings, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Host Marriott, and its successors and permitted assigns.

"HOSPITALITY GROUP" means the group of Persons consisting of the following:
       (a) HMH Properties, Inc. (or any successor or assign thereof) and its Subsidiaries, (b) Host Marriott Travel Plazas, Inc. (or any successor or assign thereof) and its Subsidiaries (unless sold or transferred pursuant to Section 5.5), and (c) until such time as Host Marriott Hospitality, Inc. is dissolved, Host Marriott Hospitality, Inc. and any of its Subsidiaries which is not described in clause (a) or (b) above. The composition of the Hospitality Group as of the Closing Date is illustrated on Exhibit F.

"HOSPITALITY GROUP BONDS" means the $1,000,000,000 aggregate principal amount of Hospitality Group debt securities issued on or about the Closing Date under the Hospitality Group Indentures.

"HOSPITALITY GROUP INDENTURE" means each of (i) that certain Indenture dated as of May 25, 1995 between HMH Properties, Inc., as issuer, certain of its Subsidiaries, as subsidiary guarantors, and a financial institution, as trustee, among others, pursuant to which HMH Properties, Inc. has issued or will shortly issue $600,000,000 aggregate principal amount of debt securities, and (ii) for so long as Host Marriott Travel Plazas, Inc. is a Host Marriott Group Member, that certain Indenture dated as of May 25, 1995 between Host Marriott Travel Plazas, Inc., as issuer, certain of its Subsidiaries, as subsidiary guarantors, and a financial institution, as trustee, among others, pursuant to which Host Marriott Travel Plazas, Inc. has issued or will shortly issue $400,000,000 aggregate principal amount of debt securities; each as hereafter amended, modified or supplemented from time to time in accordance with Section 5.2(l) (without giving effect to any amendment, modification, or supplement in contravention of such Section); provided, however, that at any time of determination in which the Indenture described in clause (i) is no longer in effect, any reference to said Indenture shall be to said Indenture, as last in effect (without giving effect to any amendment, modification, or supplement in contravention of Section 5.2(l)).

"HOST MARRIOTT" means Host Marriott Corporation, a Delaware corporation, and its successors and permitted assigns.

"HOST MARRIOTT GROUP" means the group of Persons consisting of Host Marriott and each of its Subsidiaries (and on the Closing Date consists of each Hospitality Group Member, each Parent Group Member, and each Acquisitions Group Member). The composition of the Host Marriott Group as of the Closing Date is illustrated on Exhibit F.

"HOST MARRIOTT PARTY" means Host Marriott and each and every Subsidiary of Host
       Marriott that is a party to this Agreement, or later becomes a party pursuant to Article Seven hereof; except that the term "Host Marriott Party" does not include HMH Properties, Inc., Host Marriott Travel Plazas, Inc., or HMC Acquisition Properties, Inc.

"HOST/TRAVEL PLAZAS BUSINESS" means the Line of Business described under the heading "Host/Travel Plazas Business" in the Form 10-K of Host Marriott for the Fiscal Year ended December 30, 1994, as filed with the SEC; any business conducted by the Host Marriott Group under the trade names "Host," "Host Marriott" or "Host Travel Plazas"; and any other business incidental thereto.

"INDEBTEDNESS" of any Person means, without duplication, all obligations, whether or not contingent, of such Person:

       (1) for borrowed money or evidenced by bonds, notes, debentures or similar instruments;

       (2) representing the balance deferred and unpaid of the purchase price of any property or services (including under any conditional sale or title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property)), except any such balance that constitutes an accrued cost or a trade payable in the ordinary course of business;

       (3) in respect of obligations under or relating to letters of credit or reimbursement agreements in respect thereof;

       (4) in respect of Capitalized Lease Obligations (the amount of such obligations being the capitalized amount thereof that would appear as a liability on the balance sheet of such Person prepared on a consolidated basis in accordance with GAAP);

       (5)   in respect of Currency Agreements or Interest Swap Obligations;

       (6) in respect of Guarantees of Indebtedness of another Person (excluding Foreclosure Guarantees), but only to the extent of such Guarantees; and

       (7) Disqualified Stock (the amount of any such Disqualified Stock being the greater of its voluntary or involuntary maximum fixed repurchase price)

       In addition, Indebtedness of a Person includes obligations of the type specified in clauses (1) through (7) above which are, and all dividends of other Persons the payment of which is, secured by a Lien on, or for which the holder has a right to be secured (contingently or otherwise) by, the property or assets of such Person, whether or not such obligations are assumed by such Person (provided that if not so assumed the amount of such Indebtedness attributable to such Person shall be the lesser of (x) the Fair Market Value of the property or assets securing such Indebtedness as determined by the Board of Directors of such Person in good faith and (y) the amount of Indebtedness so secured).

"INDEBTEDNESS FOR BORROWED MONEY" of any person shall mean and include (1) all Indebtedness of such person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities), (2) all Indebtedness of such person specified in clauses (1) through (7), inclusive, of the definition of "Indebtedness" (except for obligations under or relating to letters of credit and reimbursement agreements in respect thereof where such letters of credit do not themselves support Indebtedness for Borrowed Money) and (3) any Guarantee in respect of Indebtedness of any other Person of any of the types specified in the preceding Clauses (1) and (2).

"INDEMNIFIED PARTY" has the meaning specified in Section 8.4(b).

"INITIAL HMCAP FACILITY" means the Credit Agreement dated as of November 29,
       1994 among Acquisitions, HMCAP, Citibank, N.A., Credit Lyonnais Cayman Island Branch, National Westminster Bank PLC, The Bank of Nova Scotia and The First National Bank of Chicago, as Co-Agents, Bankers Trust Company, as Administrative Agent, and the other lenders from time to time party thereto, together with the "Credit Documents" and the "Security Documents" as defined in such Credit Agreement, including, without limitation, the "Host Marriott Guaranty" and the agreement between Marriott International and the lenders thereunder pursuant to which Marriott International, upon the occurrence and continuation of an "Event of Default" thereunder, is entitled but not obligated to purchase the loans thereunder at par plus all other amounts then owing thereunder, in each case in the form in which such documents existed on November 29, 1994, without giving any effect to any subsequent amendment, supplement or other modification.

"INTEREST EXPENSE"of any Person means, for any period, the aggregate amount
       (without duplication) of (i) interest expense for such period in respect of Indebtedness of such Person (including amortization of original issue discount and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting), (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with any Interest Swap Obligations), (iii) the interest component of rentals in respect of Capitalized Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person with respect to such period, and (iv) any dividends or distributions paid or accrued during such period other than dividends described in Section 5.2(d)(3); but excluding, however amortization or write-off of the capitalized costs of issuing or incurring Indebtedness; all as determined in accordance with GAAP.

"INTEREST PAYMENT DATE" has the meaning specified in Section 2.6(a).

"INTEREST SWAP OBLIGATION" means obligations pursuant to any interest rate swap, swap option, cap, collar or similar arrangement designed to provide interest rate protection.

"INVESTMENTS" means, with respect to any specified Person, all investments and Capital Expenditures by such Person (1) in other Persons (including Affiliates) or (2) in property (including, without limitation, intangible property, Indebtedness of another Person, or Equity Interests or other securities of another Person, or a combination thereof), in each case whether directly or indirectly made, in the form of loans, capital contributions, extension of credit, advances under Guarantees, or advances (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business, accounts receivable generated in the ordinary course of business and advances in connection with Permitted Sharing Arrangements), by purchase of property for the account or use of any other Person, or otherwise.

"L.C. BANK" has the meaning specified in Section 2.12(a).

"L.C. BANK AGREEMENT" has the meaning specified in Section 2.12(b).

"LETTER OF CREDIT FUNDING" has the meaning specified in Section
       2.12(c).

"LETTER OF CREDIT RESERVE" has the meaning specified in Section 2.12.

"LIBOR" means, for any fiscal period, an interest rate per annum equal to the rate per annum for a period equal to the one month rate shown for "London Interbank Offered Rates (LIBOR)" as published in the "Money Rates" section of The Wall Street Journal (or, if a range of rates is published, the average of such rates); or, if no such rate is published, the one month rate for deposits in U.S. dollars which appears on Page 3750 of the Dow Jones Telerate Service (or such other display page as may replace that page on that service for the purpose of displaying comparable rates); or, if no such rate is published, the lowest borrowing rate available to Marriott International for borrowings of one month or less under its senior bank credit facility to fund Advances hereunder; in each case as determined for each period specified in Section 2.6(a) (and, to the extent applicable, at 11:00 a.m. Washington, D.C. time on the determination date for each such period).

"LIBOR SPREAD" means (i) at any time that aggregate outstanding Advances do not exceed fifty percent (50%) of the Commitment, three percent (3%) per annum, and (ii) at any other time (including during the Residual Credit Period), four percent (4%) per annum.

"LIEN" means, with respect to any asset, any mortgage, lien, deed of trust, pledge, charge, security interest, encumbrance, or other preferential arrangement of any kind (including, without limitation, any "earmarking") in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

"MARRIOTT FAMILY MEMBER" means, for purposes of the definition of "Change of Control," Alice Marriott, J. W. Marriott, Jr., Richard E. Marriott, any brother or sister of J. W. Marriott, Sr. (deceased), any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.

"MARRIOTT INTERNATIONAL" means Marriott International, Inc., a Delaware corporation, and its successors and permitted assigns.

"MARRIOTT INTERNATIONAL GUARANTEE" means each agreement, instrument or other undertaking (including without limitation each such Guarantee identified in that certain certificate delivered by Host Marriott to Marriott International on

       October 8, 1993) whereby Marriott International has guaranteed the payment and/or performance of certain obligations of Host Marriott and/or its Affiliates (including one or more Existing Guarantees), as each such agreement may be amended, modified, supplemented, or replaced from time to time.

"MARRIOTT INTERNATIONAL GUARANTEE EXPOSURE" means, as of any date, the aggregate
       Guarantee Exposure of Marriott International as of such date with respect to the Marriott International Guarantees.

"MARRIOTT INTERNATIONAL OPERATING AGREEMENT" means each agreement between a Host
       Marriott Group Member and Marriott International or one of its Affiliates (regardless of whether such agreement is termed a management agreement, an operating lease, or otherwise), pursuant to which Marriott International or such Affiliate operates a lodging or senior living facility for such Host Marriott Group Member.

"MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse change in or effect on (as the case may be) the business, condition (financial or otherwise), operations, performance, properties or prospects of either Host Marriott or the Parent Group.

"MATURITY DATE" means, (1) with respect to any Advance hereunder, the date specified in Section 2.4; and (2) with respect to any other Indebtedness, the date on which such Indebtedness becomes due and payable in full pursuant to the terms thereof (as such date may be modified or extended from time to time).

"MAXIMUM GUARANTEE EXPOSURE" means, with respect to a Guarantee, the stated aggregate maximum potential liability of an obligor under such Guarantee for the payment of principal and interest on guaranteed Indebtedness.

"MEMBER" means, with reference to the Hospitality Group, the Host Marriott
       Group, the Parent Group, or the Acquisitions Group, any Person within such group. See Exhibit F for an illustration of the organizational structure of each such group as of the Closing Date.

"NET CASH FLOW" means Adjusted Net Income adjusted for all non-cash operating income and expenses, including, without limitation, depreciation, amortization, changes in net working capital, taxes, and interest; plus or minus (as applicable) net cash from all investment activities, including, without limitation, asset sales, dispositions, acquisitions, and capital expenditures; plus or minus (as applicable) net cash from all financing activities, including, without limitation, issuances and redemptions of, and all payments and receipts (including dividends) in respect of, Indebtedness and Equity Interests.

"NET PROCEEDS" means (1) in the case of any sale or issuance by any Person of any Equity Interests of such Person, the cash proceeds from such issuance or sale net of any fees, expenses, commissions and other costs in connection therewith, (2) in the case of any incurrence of Indebtedness by any Person, the cash proceeds from such incurrence net of (a) any fees, expenses, premium and other costs in connection therewith and (b) in the case of Refinancing Indebtedness, the amount of any Replaced Indebtedness that is required to be repaid in connection with the incurrence of such Refinancing Indebtedness and which is secured by a Lien on the property or assets which are to secure the Refinancing Indebtedness so incurred, and (3) in the case of any sale or other disposition by any Person of any property or assets, the aggregate amount of cash proceeds received from such sale or disposition, net of (a) all expenses, fees, commissions and other costs of sale or disposition, (b) the amount of taxes paid or payable within 12 months after receipt of such cash proceeds in connection with or as a result of such transaction, (c) the amount of any Indebtedness that is required to be paid by virtue of such transaction and which is secured by a Lien on the property or assets sold, and (d) any amount that is required to be paid to any Person (other than a Parent Group Member) owning a beneficial interest in the property or assets sold or disposed in accordance with such beneficial interest; provided, however, that with respect to the amount of taxes referred to in clause (3) that have not been finally determined on the date on which the Net Proceeds are to be initially calculated, such amounts shall be estimated in good faith by Host Marriott.

"NON-RECOURSE INDEBTEDNESS" means Indebtedness of a Person (or any portion thereof) to the extent that, under the terms thereof or pursuant to law, unless such Person is a Special Purpose Subsidiary, no personal recourse may be had against such Person for the payment of the principal of or interest or premium on such Indebtedness (or such portion), and enforcement of obligations on such Indebtedness (or such portion) (except with respect to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets and undertakings with respect to environmental matters or construction defects) is limited only to recourse against interests in specified assets and properties (the "Subject Assets"), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements with respect to such Subject Assets.

"NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Non-Recourse Indebtedness incurred to purchase property, real or personal, acquired or constructed by a Parent Group Member after the Closing Date.

"NOTE" means one or more promissory notes in the form attached hereto as Exhibit
       B, and described in Section 2.11.

"NOTICE OF BORROWING" has the meaning specified in Section 2.2(b).

"OBLIGATIONS" has the meaning specified in Section 7.1(a).

"OPERATIONAL GUARANTEE" means each of those Guarantees entered into in the ordinary course of business by a Host Marriott Group Member which meet all of the following criteria: (1) the obligations Guaranteed are those of (a) another Host

       Marriott Group Member or (b) a Related Party which is party to an agreement whereby Marriott International or one of its Subsidiaries operates a lodging or senior living facility for such Related Party; (2) the obligations Guaranteed are operational obligations of such Person which do not relate to either Indebtedness for Borrowed Money, or letters of credit or surety bonds which support Indebtedness for Borrowed Money; and (3) such Guarantee is entered into in the ordinary course of business and relates to obligations of a type historically guaranteed by Host Marriott, Marriott International, or Subsidiaries of either on October 8, 1993. Any Host Marriott Guarantee of a Hospitality Group Guarantee supporting a letter of credit facility which in turn supports surety obligations incurred in the ordinary course of the Host/Travel Plazas Business which do not relate to Indebtedness for Borrowed Money shall also constitute an Operational Guarantee, so long as (i) it exists on the Closing Date, Replaces such a Guarantee that exists on the Closing Date, or is otherwise approved by Marriott International, and (ii) the Parent Group Guarantee can only be drawn upon in the event of non-performance under such Hospitality Group Guarantee, is also an Operational Guarantee.

"OTHER TAXES" has the meaning specified in Section 2.9(b).

"PARENT" of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the voting stock of such Person or of a Parent of such Person.

"PARENT GROUP" means Host Marriott and each of its Subsidiaries other than (i) any Member of the Hospitality Group, (ii) any Member of the Acquisitions Group, and (iii) any Member of the Unrestricted Group. The composition of the Parent Group as of the Closing Date is illustrated on Exhibit F.

"PERMITTED HOST MARRIOTT HMCAP GUARANTEE" means

       (1)    the Host Marriott Guarantee under the Initial HMCAP Facility;

       (2)    the Host Marriott Guarantee under the HMCAP Facility so long as
              (A) the provisions thereof are no more restrictive in any material respect than those of the Host Marriott Guarantee under the Initial HMCAP Facility and (B) the changes from the Host Marriott Guarantee under the Initial HMCAP Facility do not materially and adversely affect Marriott International's rights for repayment under this Agreement, it being understood and agreed that extensions of restrictive and financial covenants for periods beyond the initial periods set forth in the HMCAP Facility shall not be considered to be more restrictive so long as such extensions are done on a reasonable basis;

       (3) Any Host Marriott Guarantee of any Replacement HMCAP Facility where, and only for so long as, all of the following conditions are satisfied:

             (A) The principal amount of such Replacement HMCAP Facility does not exceed the principal amount outstanding under the HMCAP Facility (or Replacement HMCAP Facility) which is Replaced thereby (determined at the time of such Replacement and including for this purpose any available but unutilized portion(s) of up to $10,000,000 in aggregate working capital facilities under the HMCAP Facility and/or any Replacement HMCAP Facilities) plus accrued but unpaid interest and fees thereunder and reasonable refinancing costs at the time of such Replacement;

             (B) Host Marriott's Maximum Guarantee Exposure under such Host Marriott Guarantee does not exceed the principal amount under such Replacement HMCAP Facility as set forth in clause
                    (A) above plus interest thereon;

             (C) The restrictive and financial covenants (regardless of whether set forth in the form of covenants or events of default) under such Replacement HMCAP Facility are not more restrictive in any material respect than those included in the HMCAP Facility, it being understood and agreed that extensions of restrictive and financial covenants for periods beyond the initial periods set forth in the HMCAP Facility shall not be considered to be more restrictive so long as such extensions are done on a reasonable basis; and

             (D) Such Replacement HMCAP Facility provides Marriott International with the right to buy the loans or securities thereunder at par plus all other amounts owing thereunder (including, without limitation, any yield maintenance premiums, make-whole premiums, other similar prepayment premiums and charges and breakage costs) upon an event of default thereunder.

"PERMITTED INVESTMENTS" means any of the following:

       (1) Investments and Capital Expenditures by any Parent Group Member in any asset or property all of which is (or will be as a result of such Investment or Capital Expenditure) owned by such Parent Group Member.

       (2) An Investment by any Parent Group Member in Host Marriott or any Pledged Subsidiary, and Investments and Capital Expenditures in any asset or property which is (or will be as a result of such Investment or Capital Expenditure) wholly-owned by Host Marriott or any Pledged Subsidiary; provided that where any such Pledged Subsidiary is not wholly-owned, directly or indirectly, by Host Marriott, (i) Host Marriott must have effective control over major decisions for such Pledged Subsidiary, and (ii) the instruments governing such Investment and such Pledged Subsidiary provide that no dividend payment or other distribution of assets, properties, cash, rights or obligations or securities on account of any shares of any class of capital stock of, or other ownership interest in, such Pledged Subsidiary will be made on a basis less favorable to the Parent Group than a pro-rata payment to all Persons who hold capital stock, partnership interests, or venture interests, as the case may be, in such Pledged Subsidiary on the basis of the equity ownership of such Pledged Subsidiary.

       (3) An Investment by any Parent Group Member in any other Person, and Investments and Capital Expenditures in any asset or property which is (or will be as a result of such Investment or Capital Expenditure) owned by any other Person, in each case only to the extent that (i) such Investment is made as part of the acquisition of additional hotel(s), and (ii) Marriott International or one of its Subsidiaries makes a significant contemporaneous debt or equity Investment in such Person, asset or property.

       (4) An Investment by a Parent Group Member in Cash Equivalents for its own account or the account of any other Parent Group Member which is wholly-owned by Host Marriott.

       (5) An Investment which any Host Marriott Group Member is contractually obligated to make as of the date hereof (whether or not such obligation is contingent) or hereafter becomes contractually obligated to make pursuant to a Marriott International Operating Agreement.

       (6) An Investment in Indebtedness, Equity Interests or other securities acquired by any Parent Group Member in connection with any sale or other disposition of assets by such Parent Group Member which is otherwise permitted hereunder.

       (7) Investments made pursuant to fundings under a Guarantee permitted hereunder.

"PERMITTED LIENS" means any of the following:

       (1)    Liens created pursuant to Article Seven.

       (2) Liens existing on the date of this Agreement ("Existing Liens") and any extensions, renewals or replacements thereof in connection with the incurrence of Refinancing Indebtedness permitted by this Agreement, and any Liens with respect to Indebtedness incurred to refinance any Indebtedness secured by such Existing Liens; provided in each case that such Liens do not extend to property or assets other than that which is the subject of Existing Liens.

       (3) Liens on property of a Person existing at the time such Person is merged or consolidated with a Parent Group Member, provided that such Liens are not incurred in connection with such consolidation or merger and such consolidation or merger is otherwise permitted under this Agreement.

       (4) Liens on property existing at the time of acquisition thereof by a Parent Group Member, provided that such Liens are not incurred in connection with such acquisition and such acquisition is otherwise permitted under this Agreement.

       (5) Liens to secure the performance of public or statutory obligations of any Parent Group Member, or other obligations of a like nature incurred in the ordinary course of business including, without limitation, pledges or deposits to secure obligations under worker's compensation laws or similar legislation or statutory obligations in respect of construction or improvement of assets, properties or facilities.

       (6) Other Liens imposed by law (such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens) arising in the ordinary course of business.

       (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

       (8) Liens arising under operating leases or securing Capitalized Lease Obligations otherwise permitted under this Agreement, to the extent such Liens are incurred in the ordinary course of business.

       (9) Easements, rights of way or other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of said property for its present purpose.


       (10) Liens arising out of a judgment or order which are not in effect for more than ninety (90) days after such judgment or order has become final and no longer subject to appeal or reconsideration.

       (11) Liens securing Non-Recourse Purchase Money Indebtedness permitted under Section 5.2(b).

"PERMITTED SHARING ARRANGEMENTS" means any contracts, agreements or other arrangements between or among Host Marriott Group Members, including the Tax Sharing Agreement, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (provided that (1) such Permitted Sharing Arrangements are, in the determination of management of Host Marriott, reasonable and fairly allocated, and (2) the liabilities of the Host Marriott Group Members under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

"PERMITTED TAX PAYMENTS" means with respect to HMC Acquisition Properties, Inc.,
       HMH Properties, Inc., and Host Marriott Travel Plazas, Inc., a payment (including any estimated tax payment based on any estimated tax liability for such year) by such Person to Host Marriott in an amount not in excess of the lesser of (1) the separate return Federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of the
       Code) of which such Person would be the ultimate Parent (the "Sub-Group") if it were not, and never had been, a member of another affiliated group for that or any other taxable year and (ii) the actual Federal income tax liability (if any) of the affiliated group of which such Person is actually a member (the "Consolidated Group") for such year that is allocable to the Sub-Group. In the event that Host Marriott and any member of the Sub-Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then the term Permitted Tax Payment shall also include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in the preceding sentence for Federal income tax.

"PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"PHILADELPHIA CONVENTION CENTER MORTGAGE" means the loan from Marriott
       International of up to $125 million secured by the Philadelphia Convention Center Marriott Hotel made pursuant to the Open-End Mortgage between Marriott International and Philadelphia Market Street Marriott Hotel Limited Partnership dated as of October 8, 1993.

"PLEDGED COLLATERAL" means the Pledged Shares, any interest of the Pledgors in the entries on the books of any financial intermediary pertaining to the Pledged Shares and, subject to Section 7.4 hereof, all dividends, cash or other proceeds, distributions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

"PLEDGED COLLATERAL PROCEEDS" means, with respect to any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Marriott International of its remedies under Article Seven or otherwise, (1) any cash held by Marriott International as Pledged Collateral, (2) all cash proceeds received by Marriott International from the sale of, collection from or other realization upon Pledged Collateral, and (3) the Fair Market Value, as determined in a Foreclosure Appraisal, of any other Pledged Collateral realized upon pursuant to Section 7.8(d).

"PLEDGED SHARES" means all of the capital stock of each Pledged Subsidiary owned by any Parent Group Member, any additional shares of capital stock of any Pledged Subsidiary in any manner acquired from time to time by any Pledgor and any shares or other securities of the Pledged Subsidiaries issued to any Pledgor in exchange or substitution therefor, provided that shares or other securities of any Person shall not constitute Pledged Shares after such Person ceases to be a Pledged Subsidiary under this Agreement.

"PLEDGED SUBSIDIARY" means (1) each of the following Subsidiaries of Host
       Marriott: HMC Ventures, Inc.; HMH Holdings, Inc.; HMH Realty, Inc.; Host Marriott GTN Corporation; Host LaJolla, Inc.; and Willmar Distributors, Inc.; and (2) each Additional Pledged Subsidiary.

"PLEDGORS" means Host Marriott and the Pledged Subsidiaries.

"RECOURSE INDEBTEDNESS" means any Indebtedness which is not Non-Recourse
       Indebtedness.

"RECOURSE REFINANCING INDEBTEDNESS" means any Refinancing Indebtedness which is not Non-Recourse Indebtedness.

"REFINANCING INDEBTEDNESS" means, with respect to any specified Person or group of Persons, Indebtedness issued in exchange for, or the Net Proceeds of which are used to Replace, any Indebtedness of such Person or group of Persons (the Indebtedness so Replaced being referred to as the "Replaced Indebtedness"); provided, however, that such Indebtedness constitutes "Refinancing Indebtedness" only to the extent that either (a) the principal amount thereof either does not exceed the sum of (i) the principal amount of the Replaced Indebtedness that is Replaced thereby plus (ii) the aggregate amount of any fees, expenses, premium, penalty or other costs required to be paid in connection with either the incurrence of such Refinancing Indebtedness or the Replacement of such Replaced Indebtedness, or (b) the amount by which the principal amount thereof exceeds the amounts described in clause (a) above is used, to the extent of any outstanding Advances, to prepay Advances under the provisions of this Agreement.

"REGULAR ADVANCE" has the meaning specified in Section 2.1(a).

"RELATED PARTY" means any Affiliate of any Host Marriott Group Member other than another Host Marriott Group Member, provided, however, that neither Marriott International nor any of its Subsidiaries shall be deemed to be a Related Party.

"REPLACE" means, with respect to Indebtedness, to extend, repay, refinance, prepay, redeem, reacquire, renew, reduce, refund or otherwise replace such Indebtedness. The terms "Replaced," "Replacement," and "Replaces" have correlative meanings.

"REPLACED INDEBTEDNESS" has the meaning specified in the definition of Refinancing Indebtedness.

"REPLACEMENT GUARANTEE" means any Guarantee of a Parent Group Member which
       Replaces either an Existing Guarantee or another Replacement Guarantee, except that the term "Replacement Guaranty" shall not include any Guarantee which would have the effect of extending all or any portion of Host Marriott's Existing Guarantee of the entire principal amount of the Indebtedness of Marriott Residence Inn (USA) Limited Partnership beyond satisfaction of the release conditions as presently specified in such Existing Guarantee.

"REPLACEMENT HMCAP FACILITY" means each and every loan document, indenture, or other debt-related document which evidences or otherwise forms a part of any Replacement for the HMCAP Facility (except that to the extent that the HMCAP Facility remains in effect after any such Replacement, said HMCAP Facility shall not also constitute a "Replacement HMCAP Facility," it being the intention of the parties that no credit facility shall be deemed to be both the "HMCAP Facility" and a "Replacement HMCAP Facility" for purposes of this Agreement).

"REQUIRED HOSPITALITY GROUP DISTRIBUTION" has the meaning specified in Section
       5.1(a)(1).

"RESERVED LETTER OF CREDIT" has the meaning specified in Section 2.12(a).

"RESIDUAL CREDIT PERIOD" means the period from the Revolver Covenant Release
       Date to the first date following the Revolver Covenant Release Date on which there is no remaining Marriott International Guarantee Exposure.

"RESTRICTED ASSET SALE" means (i) a sale or issuance of common stock, preferred stock, or Equity Interests of any Parent Group Member (other than Host Marriott Corporation common stock) to any Person other than Host Marriott or a Pledged Subsidiary, (ii) a sale of any general partner interest in a Parent Group Member or a Related Party, or (iii) a sale or series of related sales (including, without limitation, aggregate restaurant and idle land sales, and sale and leaseback transactions) of assets or properties of any Parent Group Member having a Fair Market Value, determined by the Board of Directors of such Member in good faith, of at least $2,000,000 (excluding sales of inventory in the ordinary course of business). Notwithstanding the foregoing the transfer of the following airport contracts from the Parent Group to Host Marriott Travel Plazas, Inc. or its Subsidiaries upon approval by the applicable airport authority shall not constitute a Restricted Assets Sale: Las Vegas International Airport (Food and Beverage), Salt Lake City International Airport (Food and Beverage), Cincinnati Airport

       (Merchandise), Greensboro Airport (Food and Beverage), Greensboro Airport (Merchandise), and JFK Airport Delta Terminal (Food and Beverage).

"RESTRICTED PAYMENT BASKET" means, during any given Fiscal Quarter, (1) EBITDA of the Parent Group minus (2) 170 percent of Interest Expense of the Parent Group on a Combined basis plus the aggregate amount of Dividends paid pursuant to clauses (2), (3) and (4) of Section 5.2(d); in each case determined on the basis of the prior Fiscal Quarter.

"RESTRICTED PAYMENTS" means, without duplication:

       (1) any Investment (other than a Permitted Investment) by any Parent Group Member in any Person other than a Parent Group Member;

       (2) any cash or other distribution payable as a dividend on, or expended to purchase, redeem or otherwise retire for value, any capital stock or other Equity Interests of any Parent Group Member, or any warrants, rights or options to acquire such capital stock or other Equity Interests, now or hereafter outstanding, to any Person other than a Parent Group Member, unless each Parent Group Member holding capital stock or other Equity Interests of the applicable Parent Group Member receives such cash, other distribution, warrants, rights or options on a pro rata basis in accordance with the respective percentages of such capital stock or other Equity Interests held by such Persons;

       (3) any return of capital by a Parent Group Member to such Parent Group Member's stockholders or partners as such (excluding any stockholder or partner which is also a Parent Group Member), unless each Parent Group Member which is a stockholder or partner of the applicable parent Group Member receives such return of capital on a pro rata basis in accordance with the respective percentages of capital stock or other Equity Interests of the applicable Parent Group Member held by such Persons;

       (4) the making by any Parent Group Member of any distribution of assets, capital stock, warrants, rights, options, obligations or securities to such Parent Group Member's stockholders or partners as such (excluding any stockholder or partner which is also a Parent Group Member), unless each Parent Group Member which is a stockholder or partner of the applicable Parent Group Member receives such distribution on a pro rata basis in accordance with the respective percentages of capital stock or other Equity Interests of the applicable parent Group Member held by such Persons;

       (5) any payment, repurchase, redemption, or other acquisition or retirement for value by a Parent Group Member of (a) Indebtedness expressly subordinate in right of payment to the Advances prior to the maturity of such subordinated Indebtedness or (b) Indebtedness of a Person other than a Parent Group Member other than pursuant to a Guarantee permitted by Section 5.2(c).

       (6) any declaration or payment by any Parent Group Member other than Host Marriott of any dividends on, or the making of any other distributions in respect of, any common stock of such Parent Group Member to any Person other than another Parent Group Member, unless such Parent Group Member also pays dividends or makes such distributions on a pro rata basis to any Parent Group Member holding such common stock of the Parent Group Member making such dividend or distribution, in accordance with the respective percentages of such common stock held by such Parent Group Member(s).

"REVOLVER COVENANT RELEASE DATE" means the first date following the Closing Date on which both of the following conditions are satisfied: (a) Marriott International no longer has any outstanding Commitment hereunder, and (b) all outstanding Advances and other Obligations hereunder then due have been repaid.

"REVOLVING CREDIT PERIOD" means the period from the Closing Date to the Revolver
       Covenant Release Date.


"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SIGNIFICANT SUBSIDIARY" means any Subsidiary which is a "significant subsidiary" of Hospitality within the meaning of Rule 1.02(v) of Regulation S-X promulgated by SEC as in effect on the Closing Date.

"SPECIAL PURPOSE SUBSIDIARY" means any Parent Group Member or Acquisitions Group
       Member (other than, in any case, Host Marriott or Acquisitions) the sole assets of which consist of Subject Assets securing Non-Recourse Indebtedness permitted under this Agreement (other than de minimis other assets incidental to such Subject Assets).

"SPECIFIED SUBSIDIARY" means HMH Ventures, Inc., HMH HPT Courtyard, Inc., and
       HMC Eastside, Inc.

"STATED MATURITY" when used with respect to any Indebtedness or any portion of principal thereof or premium or interest thereon, means the date specified in the instruments evidencing such Indebtedness as the fixed date on which such Indebtedness or such portion of principal, premium or interest is due and payable pursuant to the terms thereof.

"SUBJECT ASSETS" has the meaning specified in the definition of Non-Recourse
       Indebtedness.

"SUBJECT GUARANTEES" means:

       (1) Those Parent Group Existing Guarantees (other than Foreclosure Guarantees) the primary purpose of which is to guarantee Indebtedness for Borrowed Money of any Affiliate of the Host Marriott Group;

       (2) Parent Group Replacement Guarantees which Replace any Subject Guarantee, to the extent such Replacement Guarantees are permitted under the terms of Section 5.2(c)(2); and

       (3) Guarantees made by any Parent Group Member entered into after the Closing Date to the extent such Guarantees are permitted under the terms of Section 5.2(c);

       provided, however, that in no event shall any Permitted Host Marriott HMCAP Guarantee constitute a Subject Guarantee.

"SUBJECT RECOURSE INDEBTEDNESS" means: (1) Indebtedness for Borrowed Money of any Member of the Parent Group which is Existing Recourse Indebtedness and is reflected as long term indebtedness on the unaudited Combined balance sheet of Holdings and the Parent Group as of the October 8, 1993, which was delivered by Host Marriott and certain of its Subsidiaries to Marriott International shortly after said date; and (2) Indebtedness for Borrowed Money of any Member of the Parent Group which is Recourse Refinancing Indebtedness and which Replaces other Subject Recourse Indebtedness.

"SUBSIDIARY" of any Person means (i) a corporation, a majority of whose Voting
       Stock is, directly or indirectly, at the date of determination thereof, owned by such Person or by such Person and a Subsidiary or Subsidiaries of such Person or (ii) any Person other than a corporation (including, without limitation, a partnership, limited liability company, joint venture, trust, or estate) in which such Person or such Person and a Subsidiary or Subsidiaries of such Person has, directly or indirectly, at the date of determination thereof, at least majority ownership interest.

"TAXES" has the meaning specified in Section 2.9(a).

"TRANSFER INSTRUMENTS" has the meaning specified in Section 7.2(a).

"UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction or jurisdictions.

"UNRESTRICTED GROUP" means the group of Persons consisting of any Subsidiary of Host Marriott which meets all of the following criteria: (1) such Person did not exist on the Closing Date (or was not acquired by the Host Marriott Group until after the Closing Date); (2) such Person is not a member of the Acquisitions Group or the Hospitality Group; and (3) such Person's assets (other than an initial capitalization of not more than $500) consist solely of the following:
       (i) an Investment by Host Marriott in such Person which is permitted by
       Section 5.3(b), (ii) an Investment by any Person other than a Host Marriott Group Member, and (iii) the direct or indirect proceeds of any of the foregoing. As of the closing date, there are no members of the Unrestricted Group.

"VOTING STOCK" means, with respect to any specified Person, capital stock with voting power, under ordinary circumstances, to elect directors of such Person.